Exhibit 99.2

PART I—FINANCIAL INFORMATION

Item 1.    Financial Statements

ATHENE HOLDING LTD.
Condensed Consolidated Balance Sheets (Unaudited)

(In millions)	March 31, 2017	December 31, 2016
Assets
Investments
Available-for-sale securities, at fair value
Fixed maturity securities (amortized cost: 2017 – $52,836 and 2016 – $51,110)	$54,211	$52,033
Equity securities (cost: 2017 – $381 and 2016 – $319)	422	353
Trading securities, at fair value	2,595	2,581
Mortgage loans, net of allowances (portion at fair value: 2017 – $44 and 2016 – $44)	5,453	5,470
Investment funds (portion at fair value: 2017 – $97 and 2016 – $99)	689	689
Policy loans	583	602
Funds withheld at interest (portion at fair value: 2017 – $212 and 2016 – $140)	6,593	6,538
Derivative assets	1,708	1,370
Real estate (portion held for sale: 2017 – $23 and 2016 – $23)	553	542
Short-term investments, at fair value (cost: 2017 – $166 and 2016 – $189)	166	189
Other investments	82	81
Total investments	73,055	70,448
Cash and cash equivalents	2,563	2,445
Restricted cash	73	57
Investments in related parties
Available-for-sale securities, at fair value
Fixed maturity securities (amortized cost: 2017 – $359 and 2016 – $341)	361	335
Equity securities (cost: 2017 – $0 and 2016 – $20)	—	20
Trading securities, at fair value	169	195
Investment funds (portion at fair value: 2017 – $23 and 2016 – $0)	1,276	1,198
Short-term investments, at fair value (cost: 2017 – $20 and 2016 – $0)	20	—
Other investments	238	237
Accrued investment income (related party: 2017 – $9 and 2016 – $9)	575	554
Reinsurance recoverable (portion at fair value: 2017 – $1,738 and 2016 – $1,692)	5,960	6,001
Deferred acquisition costs, deferred sales inducements and value of business acquired	2,875	2,940
Current income tax recoverable	12	107
Deferred tax assets	236	372
Other assets	817	869
Assets of consolidated variable interest entities
Investments
Available-for-sale securities, at fair value
Equity securities – related party (cost: 2017 – $143 and 2016 – $143)	191	161
Trading securities, at fair value – related party	166	167
Investment funds (related party: 2017 – $588 and 2016 – $562; portion at fair value: 2017 – $567 and 2016 – $562)	599	573
Cash and cash equivalents	2	14
Other assets	5	6
Total assets	$89,193	$86,699
(Continued)
See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except share and per share data)	March 31, 2017	December 31, 2016
Liabilities and Equity
Liabilities
Interest sensitive contract liabilities (portion at fair value: 2017 – $7,132 and 2016 – $6,574)	$62,634	$61,532
Future policy benefits (portion at fair value: 2017 – $2,415 and 2016 – $2,400)	14,750	14,592
Other policy claims and benefits	214	217
Dividends payable to policyholders	917	974
Derivative liabilities	32	40
Payables for collateral on derivatives	1,681	1,383
Funds withheld liability (portion at fair value: 2017 – $11 and 2016 – $6)	382	380
Other liabilities (related party: 2017 – $63 and 2016 – $56)	985	688
Liabilities of consolidated variable interest entities	37	34
Total liabilities	81,632	79,840
Equity
Common stock
Class A – par value $0.001 per share; authorized: 2017 and 2016 – 425,000,000 shares; issued and outstanding: 2017 – 101,563,650 and 2016 – 77,319,381 shares	—	—
Class B – par value $0.001 per share; convertible to Class A; authorized: 2017 and 2016 – 325,000,000 shares; issued and outstanding: 2017 – 87,775,578 and 2016 – 111,805,829 shares	—	—
Class M-1 – par value $0.001 per share; contingently convertible to Class A; authorized: 2017 and 2016 – 7,109,560 shares; issued and outstanding: 2017 – 3,431,547 and 2016 – 3,474,205 shares	—	—
Class M-2 – par value $0.001 per share; contingently convertible to Class A; authorized: 2017 and 2016 – 5,000,000 shares; issued and outstanding: 2017 – 974,563 and 2016 – 1,067,747 shares	—	—
Class M-3 – par value $0.001 per share; contingently convertible to Class A; authorized: 2017 and 2016 – 7,500,000 shares; issued and outstanding: 2017 – 1,346,650 and 2016 – 1,346,300 shares	—	—
Class M-4 – par value $0.001 per share; contingently convertible to Class A; authorized: 2017 and 2016 – 7,500,000 shares; issued and outstanding: 2017 – 5,345,432 and 2016 – 5,397,802 shares	—	—
Additional paid-in capital	3,436	3,421
Retained earnings	3,452	3,070
Accumulated other comprehensive income (related party: 2017 – $51 and 2016 – $12)	673	367
Total Athene Holding Ltd. shareholders' equity	7,561	6,858
Noncontrolling interest	—	1
Total equity	7,561	6,859
Total liabilities and equity	$89,193	$86,699
(Concluded)
See accompanying notes to unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended March 31,
(In millions, except per share data)	2017	2016
Revenues
Premiums	$52	$60
Product charges	81	66
Net investment income (related party investment income: 2017 – $56 and 2016 – $45; and related party investment expense: 2017 – $78 and 2016 – $81)	786	694
Investment related gains (losses) (related party: 2017 – $(11) and 2016 – $(21))	682	(84)
Other-than-temporary impairment investment losses
Other-than-temporary impairment losses	—	(22)
Other-than-temporary impairment losses recognized in other comprehensive income	(1)	12
Net other-than-temporary impairment losses	(1)	(10)
Other revenues	8	8
Revenues of consolidated variable interest entities
Net investment income (related party: 2017 – $10 and 2016 – $3)	10	11
Investment related gains (losses) (related party: 2017 – $1 and 2016 – $(14))	1	(23)
Total revenues	1,619	722
Benefits and Expenses
Interest sensitive contract benefits	692	255
Amortization of deferred sales inducements	18	4
Future policy and other policy benefits	214	224
Amortization of deferred acquisition costs and value of business acquired	104	29
Dividends to policyholders	32	17
Policy and other operating expenses (related party: 2017 – $4 and 2016 – $0)	153	104
Operating expenses of consolidated variable interest entities	—	4
Total benefits and expenses	1,213	637
Income before income taxes	406	85
Income tax expense	22	—
Net income	384	85
Less: Net income attributable to noncontrolling interests	—	—
Net income available to Athene Holding Ltd. shareholders	$384	$85

Earnings per share
Basic – Classes A, B, M-1 and M-2[1]	$2.00	$0.46
Diluted – Class A	1.92	0.46
Diluted – Class B	2.00	0.46
Diluted – Class M-1[1]	2.00	N/A
Diluted – Class M-2[1]	0.08	N/A

N/A – Not applicable
[1] Basic and diluted earnings per share for Class M-1 and M-2 were applicable only for the three months ended March 31, 2017. Refer to Note 9 – Earnings Per Share for further discussion.

See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three months ended March 31,
(In millions)	2017	2016
Net income	$384	$85
Other comprehensive income, before tax
Change in unrealized investment gains on available for sale securities	419	303
Change in noncredit component of other-than-temporary impairment losses, available-for-sale	1	(12)
Comprehensive loss on hedging instruments	(5)	(10)
Comprehensive income (loss) on pension adjustments	—	(1)
Comprehensive gain on foreign currency translation adjustments	2	3
Other comprehensive income, before tax	417	283
Income tax expense related to other comprehensive income	111	98
Other comprehensive income, after tax	306	185
Comprehensive income	690	270
Less: comprehensive income attributable to noncontrolling interests	—	—
Comprehensive income available to Athene Holding Ltd. shareholders	$690	$270

See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Statements of Equity (Unaudited)

(In millions)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total Athene Holding Ltd. shareholders' equity	Noncontrolling interest	Total equity
Balance at December 31, 2015	$—	$3,281	$2,308	$(237)	$5,352	$1	$5,353
Net income	—	—	85	—	85	—	85
Other comprehensive income	—	—	—	185	185	—	185
Issuance of shares, net of expenses	—	1	—	—	1	—	1
Stock-based compensation	—	3	—	—	3	—	3
Balance at March 31, 2016	$—	$3,285	$2,393	$(52)	$5,626	$1	$5,627

Balance at December 31, 2016	$—	$3,421	$3,070	$367	$6,858	$1	$6,859
Net income	—	—	384	—	384	—	384
Other comprehensive income	—	—	—	306	306	—	306
Stock-based compensation	—	15	—	—	15	—	15
Retirement or repurchase of shares	—	—	(2)	—	(2)	—	(2)
Other changes in equity of noncontrolling interests	—	—	—	—	—	(1)	(1)
Balance at March 31, 2017	$—	$3,436	$3,452	$673	$7,561	$—	$7,561

See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
(In millions)	2017	2016
Cash flows from operating activities
Net income	$384	$85
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	104	29
Amortization of deferred sales inducements	18	4
Amortization (accretion) of net investment premiums, discounts, and other	(54)	(74)
Stock-based compensation	13	(15)
Net investment income (related party: 2017 – $(27) and 2016 – $5)	(30)	25
Net recognized (gains) losses on investments and derivatives (related party: 2017 – $10 and 2016 – $14)	(547)	111
Policy acquisition costs deferred	(105)	(97)
Deferred income tax expense (benefit)	22	6
Changes in operating assets and liabilities:
Accrued investment income	(21)	1
Interest sensitive contract liabilities	655	312
Future policy benefits, other policy claims and benefits, dividends payable to policyholders and reinsurance recoverable	(18)	(77)
Current income tax recoverable	95	39
Funds withheld assets and liabilities	(91)	10
Other assets and liabilities	4	7
Consolidated variable interest entities related:
Net recognized (gains) losses on investments and derivatives (related party: 2017 – $(1) and 2016 – $14)	(1)	23
Change in other assets and liabilities	1	(1)
Net cash provided by operating activities	429	388
		(Continued)
See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
(In millions)	2017	2016
Cash flows from investing activities
Sales, maturities, and repayments of:
Available-for-sale securities
Fixed maturity securities (related party: 2017 – $7 and 2016 – $9)	$2,688	$2,518
Equity securities (related party: 2017 – $22 and 2016 – $0)	120	5
Trading securities (related party: 2017 – $14 and 2016 – $24)	92	235
Mortgage loans	281	146
Investment funds (related party: 2017 – $23 and 2016 – $37)	52	56
Derivative instruments and other invested assets	360	59
Short-term investments (related party: 2017 – $0 and 2016 – $55)	95	133
Purchases of:
Available-for-sale securities
Fixed maturity securities (related party: 2017 – $(25) and 2016 – $0)	(4,274)	(1,810)
Equity securities	(157)	(82)
Trading securities (related party: 2017 – $0 and 2016 – $(24))	(71)	(242)
Mortgage loans	(265)	(344)
Investment funds (related party: 2017 – $(71) and 2016 – $(85))	(94)	(98)
Derivative instruments and other invested assets	(189)	(157)
Real estate	(7)	(6)
Short-term investments (related party: 2017 – $(20) and 2016 – $0)	(93)	(427)
Consolidated variable interest entities related:
Sales, maturities, and repayments of investments (related party: 2017 – $0 and 2016 – $3)	—	6
Purchases of investments (related party: 2017 – $(21) and 2016 – $(10))	(21)	(10)
Change in restricted cash	—	(4)
Cash settlement of derivatives	(8)	9
Change in restricted cash	(16)	43
Other investing activities, net	363	85
Net cash (used in) provided by investing activities	(1,144)	115
Cash flows from financing activities
Capital contributions	—	1
Deposits on investment-type policies and contracts	1,925	784
Withdrawals on investment-type policies and contracts	(1,399)	(1,185)
Payments for coinsurance agreements on investment-type contracts, net	(10)	(21)
Net change in cash collateral posted for derivative transactions	298	(106)
Repurchase of common stock	(2)	(1)
Other financing activities, net	5	32
Net cash provided by (used in) financing activities	817	(496)
Effect of exchange rate changes on cash and cash equivalents	4	10
Net increase in cash and cash equivalents	106	17
Cash and cash equivalents at beginning of year[1]	2,459	2,720
Cash and cash equivalents at end of period[1]	$2,565	$2,737

Supplementary information
Non-cash transactions
Deposits on investment-type policies and contracts through reinsurance agreements	$169	$899
Withdrawals on investment-type policies and contracts through reinsurance agreements	182	79
Investments received from settlements on reinsurance agreements	24	—

[1] Includes cash and cash equivalents of consolidated variable interest entities
(Concluded)
See accompanying notes to the unaudited condensed consolidated financial statements

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Business, Basis of Presentation and Significant Accounting Policies

Athene Holding Ltd. (AHL), a Bermuda exempted company, together with its subsidiaries (collectively, Athene, we, our, us, or the Company), is a leading retirement services company that issues, reinsures and acquires retirement savings products in all U.S. states, the District of Columbia and Germany.

We conduct business primarily through the following consolidated subsidiaries:

•	Athene Life Re Ltd., a Bermuda exempted company to which AHL's other insurance subsidiaries and third party ceding companies directly and indirectly reinsure a portion of their liabilities (ALRe);

•	Athene USA Corporation, an Iowa corporation and its subsidiaries (Athene USA); and

•	Athene Deutschland GmbH & Co. KG, a German partnership and its subsidiaries (ADKG).

In addition, we consolidate certain variable interest entities (VIEs), for which we determined we are the primary beneficiary, as discussed in Note 4 – Variable Interest Entities.

Basis of Presentation—We have prepared the accompanying condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and the United States Securities and Exchange Commission's rules and regulations for Form 10-Q and Article 10 of Regulation S-X. The accompanying condensed consolidated financial statements are unaudited and reflect all adjustments, consisting only of normal recurring items, considered necessary for fair statement of the periods presented. All significant intercompany accounts and transactions have been eliminated. Interim operating results are not necessarily indicative of the results expected for the entire year.

The accompanying condensed consolidated balance sheet as of December 31, 2016 has been derived from the audited financial statements, but does not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with our consolidated financial statements included in our Annual Report on Form 10-K. The preparation of financial statements requires the use of management estimates. Actual results may differ from estimates used in preparing the condensed consolidated financial statements.

Revisions—As part of our continuing initiative to improve controls in our business processes and confirm the accuracy of our data relating to blocks of businesses acquired from Aviva USA as well as deposits since the acquisition, we identified an error in May 2017 relating to the impact of certain inputs used to calculate certain actuarial balances, which had the result of misstating our net investment earned rate used in the amortization calculation of deferred acquisition costs and the change in future policy benefits. We have revised our consolidated financial statements, notes, and schedules for the years ended December 31, 2016, 2015 and 2014, and our condensed consolidated financial statements and notes for the quarterly periods ending March 31, 2017 and 2016, as a result of correcting this error and other immaterial errors. We assessed the materiality of these errors and concluded these errors are not material to the condensed consolidated financial statements as a whole. However, we elected to revise the condensed consolidated financial statements to increase their accuracy, as well as provide consistency and comparability with balances and activities to be reported in future periods.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following is a summary of the only impacts of the revisions on the condensed consolidated balance sheet:

	March 31, 2017
(In millions)	As Previously Reported	Revisions	As Adjusted
Assets
Investments
Available-for-sale securities, at fair value
Fixed maturity securities	$54,225	$(14)	$54,211
Policy loans	579	4	583
Total investments	73,065	(10)	73,055
Deferred acquisition costs, deferred sales inducements and value of business acquired	2,895	(20)	2,875
Deferred tax assets	233	3	236
Total assets	$89,220	$(27)	$89,193

Liabilities and Equity
Liabilities
Future policy benefits	$14,727	$23	$14,750
Other liabilities	999	(14)	985
Total liabilities	81,623	9	81,632
Equity
Retained earnings	3,488	(36)	3,452
Total Athene Holding Ltd. shareholders' equity	7,597	(36)	7,561
Total equity	7,597	(36)	7,561
Total liabilities and equity	$89,220	$(27)	$89,193

	December 31, 2016
(In millions)	As Previously Reported	Revisions	As Adjusted
Assets
Deferred acquisition costs, deferred sales inducements and value of business acquired	$2,964	$(24)	$2,940
Deferred tax assets	369	3	372
Total assets	$86,720	$(21)	$86,699
Liabilities and Equity
Liabilities
Future policy benefits	$14,569	$23	$14,592
Other liabilities	685	3	688
Total liabilities	79,814	26	79,840
Equity
Retained earnings	3,117	(47)	3,070
Accumulated other comprehensive income (loss)	367	—	367
Total Athene Holding Ltd. shareholders' equity	6,905	(47)	6,858
Noncontrolling interest	1	—	1
Total equity	6,906	(47)	6,859
Total liabilities and equity	$86,720	$(21)	$86,699

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following is a summary of the only impacts of the revisions on the condensed consolidated statements of income:

	Three months ended March 31, 2017
(In millions, except per share data)	As Previously Reported	Revisions	As Adjusted
Revenue
Total revenues	$1,619	$—	$1,619
Benefits and Expenses
Interest sensitive contract benefits	696	(4)	692
Amortization of deferred acquisition costs and value of business acquired	108	(4)	104
Policy and other operating expenses	156	(3)	153
Total benefits and expenses	1,224	(11)	1,213
Income before income taxes	395	11	406
Income tax expense	22	—	22
Net income	373	11	384
Less: Net income attributable to noncontrolling interests	—	—	—
Net income available to Athene Holding Ltd. shareholders	$373	$11	$384

Earnings per share on Class A and B shares
Basic – Classes A, B, M-1 and M-2	$1.94	$0.06	$2.00
Diluted – Class A	1.87	0.05	1.92
Diluted – Class B	1.94	0.06	2.00
Diluted – Class M-1	1.94	0.06	2.00
Diluted – Class M-2	0.08	—	0.08

	Three months ended March 31, 2016
(In millions, except per share data)	As Previously Reported	Revisions	As Adjusted
Revenue
Net investment income	$692	$2	$694
Investment related gains (losses)	(82)	(2)	(84)
Total revenues	722	—	722
Benefits and Expenses
Interest sensitive contract benefits	253	2	255
Amortization of deferred acquisition costs and value of business acquired	28	1	29
Total benefits and expenses	634	3	637
Income before income taxes	88	(3)	85
Income tax expense	1	(1)	—
Net income	87	(2)	85
Less: Net income attributable to noncontrolling interests	—	—	—
Net income available to Athene Holding Ltd. shareholders	$87	$(2)	$85

Earnings per share on Class A and B shares
Basic	$0.47	$(0.01)	$0.46
Diluted	$0.47	$(0.01)	$0.46

We revised the condensed consolidated statements of comprehensive income for the three months ended March 31, 2017 and 2016 only for the changes to net income presented above.

We revised the consolidated statements of equity for the three months ended March 31, 2017 and 2016, only for the changes to net income, as presented above. In addition, the balance of retained earnings was revised from $2,318 million to $2,308 million as of December 31, 2015, as a result of revisions to periods prior to 2016.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following is a summary of the revisions to the condensed consolidated statements of cash flows:

	Three months ended March 31, 2017
(In millions)	As Previously Reported	Revisions	As Adjusted
Cash flows from operating activities
Net income	$373	$11	$384
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	108	(4)	104
Stock-based compensation	16	(3)	13
Changes in operating assets and liabilities:
Interest sensitive contract liabilities	659	(4)	655
Net cash provided by operating activities	429	—	429
Cash flows from investing activities
Purchases of:
Available-for-sale, fixed maturity securities	(4,288)	14	(4,274)
Other investing activities, net	381	(18)	363
Net cash used in investing activities	(1,140)	(4)	(1,144)
Cash flows from financing activities
Withdrawals on investment-type policies and contracts	(1,403)	4	(1,399)
Net cash provided by financing activities	813	4	817
Effect of exchange rate changes on cash and cash equivalents	4	—	4
Net increase in cash and cash equivalents	106	—	106
Cash and cash equivalents at beginning of year[1]	2,459	—	2,459
Cash and cash equivalents at end of period[1]	$2,565	$—	$2,565

[1] Includes cash and cash equivalents of consolidated variable interest entities

	Three months ended March 31, 2016
(In millions)	As Previously Reported	Revisions	As Adjusted
Cash flows from operating activities
Net income	$87	$(2)	$85
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	28	1	29
Deferred income tax expense	7	(1)	6
Changes in operating assets and liabilities:
Interest sensitive contract liabilities	310	2	312
Funds withheld assets and liabilities	8	2	10
Other assets and liabilities	9	(2)	7
Net cash provided by operating activities	388	—	388
Cash flows from investing activities
Net cash provided by investing activities	115	—	115
Cash flows from financing activities
Net cash used in financing activities	(496)	—	(496)
Effect of exchange rate changes on cash and cash equivalents	10	—	10
Net increase in cash and cash equivalents	17	—	17
Cash and cash equivalents at beginning of year[1]	2,720	—	2,720
Cash and cash equivalents at end of period[1]	$2,737	$—	$2,737

[1] Includes cash and cash equivalents of consolidated variable interest entities

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Adopted Accounting Pronouncements

Receivables – Nonrefundable Fees and Other Costs (ASU 2017-08)
The amendments in this update shorten the amortization period for certain callable debt securities held at a premium to the earliest call date. These amendments are required to be adopted on a modified retrospective basis effective January 1, 2019. Early adoption is permitted and we have elected to early adopt effective January 1, 2017. The adoption did not have a material impact on our consolidated financial statements.

Consolidation – Interest Held through Related Parties under Common Control (ASU 2016-17)
This update amends the consolidation guidance to change how indirect interests in VIEs are evaluated by a reporting entity when determining whether or not it is the primary beneficiary of that VIE. The primary beneficiary of a VIE is the reporting entity that has a controlling financial interest in a VIE and, therefore, consolidates the VIE. A reporting entity has an indirect interest in a VIE if it has a direct interest in a related party that, in turn, has a direct interest in the VIE. Previously, if a single decision maker and its related parties were under common control, the single decision maker was required to consider indirect interests held through related parties to be the equivalent of direct interests in their entirety. The amendments change the evaluation of indirect interests to be considered on a proportionate basis. We adopted this standard effective January 1, 2017, and the adoption did not have a material effect on our consolidated financial statements.

Improvements to Employee Share-Based Payment Accounting (ASU 2016-09)
This update simplifies several aspects of the accounting for share-based payment award transactions, including income tax consequences, forfeitures and classification on the statement of cash flows. The standard requires entities to make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. We have elected to account for forfeitures when they occur. We adopted this standard effective January 1, 2017, and the adoption did not have a material effect on our consolidated financial statements.

Equity Method and Joint Ventures (ASU 2016-07)
This update eliminates the retroactive adjustments to an investment upon it qualifying for the equity method of accounting as a result of an increase in the level of ownership interest or degree of influence by the investor. We adopted this standard effective January 1, 2017, and the adoption did not have a material effect on our consolidated financial statements.

Derivatives and Hedging – Contingent Put and Call Options (ASU 2016-06)
This update is intended to clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to debt hosts. We adopted this standard effective January 1, 2017, and the adoption did not have a material effect on our consolidated financial statements.

Derivatives and Hedging – Effects of Derivative Contract Novation (ASU 2016-05)
This update is intended to clarify that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument does not, in and of itself, require a de-designation of that hedging relationship provided all other hedge accounting criteria continue to be met. We adopted this standard effective January 1, 2017, and the adoption did not have a material effect on our consolidated financial statements.

Recently Issued Accounting Pronouncements

Gains and Losses from the Derecognition of Nonfinancial Assets (ASU 2017-05)
The amendments in this update clarify the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets. We will be required to adopt this standard on a retrospective or modified retrospective basis effective January 1, 2018. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Intangibles – Simplifying the Test for Goodwill Impairment (ASU 2017-04)
The amendments in this update simplify the subsequent measurement of goodwill by eliminating the comparison of the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill to determine the goodwill impairment loss. With the adoption of this guidance, a goodwill impairment will be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of the goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. We will be required to adopt this standard prospectively effective January 1, 2020. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Business Combinations – Clarifying the Definition of a Business (ASU 2017-01)
The amendments in this update clarify the definition of a business with the objective of assisting entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill and consolidation. We will be required to adopt this standard effective January 1, 2018. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Revenue Recognition (ASU 2016-20, ASU 2016-12, ASU 2016-11, ASU 2016-10, ASU 2016-08, ASU 2015-14 and ASU 2014-09)
ASU 2014-09 indicates an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 provided for a one-year deferral of the effective date, which will require us to adopt this standard effective January 1, 2018. ASU 2016-08 amends the principal-versus-agent implementation guidance and illustrations in ASU 2014-09. ASU 2016-10 clarifies the identification of performance obligations as

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

well as licensing implementation guidance. ASU 2016-11 brings existing Securities and Exchange Commission (SEC) guidance into conformity with revenue recognition accounting guidance of ASU 2014-09 discussed above. ASU 2016-12 provides clarification on assessing collectability, presentation of sales tax, non-cash consideration and transition. ASU 2016-20 addresses necessary technical corrections and improvements to clarify codification amended by ASU 2014-09 within Topic 606. The revenue recognition updates replace all general and most industry-specific revenue recognition guidance, excluding insurance contracts, leases, financial instruments and guarantees, which have been scoped out of the update. Since the guidance does not apply to revenue on contracts accounted for under the financial instruments or insurance contracts standards, only a portion of our revenues are impacted by this guidance. Our evaluation process includes, but is not limited to, identifying contracts within the scope of the guidance, reviewing and documenting our accounting for these contracts, identifying and determining the accounting for any related contract costs and assessing the impact of this guidance on our consolidated financial statements.

Statement of Cash Flows – Restricted Cash (ASU 2016-18)
This update requires amounts generally described as restricted cash or restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the consolidated statements of cash flows. We will be required to adopt this standard retrospectively for each period presented effective January 1, 2018. Early adoption is permitted. The adoption of this update will require us to change the presentation on the consolidated statements of cash flows for restricted cash or restricted cash equivalents; however, we do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Income Taxes – Intra-Entity Transfers (ASU 2016-16)
This update requires the immediate recognition of current and deferred income tax effects of intra-entity transfers of assets, other than inventory. Currently, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. We will be required to adopt this standard on a modified retrospective basis effective January 1, 2018. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Statement of Cash Flows (ASU 2016-15)
This update provides specific guidance to clarify how entities should classify certain cash receipts and cash payments on the statement of cash flows. The update also clarifies the application of the predominance principle when cash receipts and cash payments have aspects of more than one class of cash flows. We will be required to adopt this standard effective January 1, 2018. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Financial Instruments – Credit Losses (ASU 2016-13)
This update is designed to reduce complexity by limiting the number of credit impairment models used for different assets. The model will result in accelerated credit loss recognition on assets held at amortized cost, which includes our commercial and residential mortgage investments. The identification of credit-deteriorated securities will include all assets that have experienced a more-than-insignificant deterioration in credit since origination. Additionally, any changes in the expected cash flows of credit-deteriorated securities will be recognized immediately in the income statement. Available-for-sale fixed maturity securities are not in scope of the new credit loss model, but will undergo targeted improvements to the current reporting model including the establishment of a valuation allowance for credit losses versus the current direct write down approach. We will be required to adopt this standard effective January 1, 2020. Early adoption is permitted effective January 1, 2019. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Leases (ASU 2016-02)
This update is intended to increase transparency and comparability for lease transactions. A lessee is required to recognize an asset and a liability for all lease arrangements longer than 12 months. Lessor accounting is largely unchanged. We will be required to adopt this standard on a modified retrospective basis effective January 1, 2019. Early adoption is permitted. Our implementation efforts are primarily focused on the review of existing lease contracts and assessing the impact of this guidance on our consolidated financial statements.

Financial Instruments – Recognition and Measurement (ASU 2016-01)
This update retains the current accounting for classifying and measuring investments in debt securities and loans, but requires equity investments to be measured at fair value with subsequent changes recognized in net income, except for those accounted for under the equity method or requiring consolidation. We currently recognize changes in fair value related to available-for-sale (AFS) equity securities in accumulated other comprehensive income (AOCI) on the consolidated balance sheets. We will be required to adopt this standard with a cumulative-effect adjustment to beginning retained earnings effective January 1, 2018. Refer to Note 2 – Investments for further information on the unrealized gains and losses of our AFS equity securities.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

2. Investments

Available-for-sale Securities—Our AFS investment portfolio includes bonds, collateralized loan obligations (CLO), asset-backed securities (ABS), commercial mortgage-backed securities (CMBS), residential mortgage-backed securities (RMBS), redeemable preferred stock, and equity securities. Additionally, it includes direct investments in affiliates of Apollo Global Management, LLC (AGM and, together with its subsidiaries, Apollo) where Apollo can exercise significant influence over the affiliates. These investments are presented as investments in related parties on the condensed consolidated balance sheets, and are separately disclosed below.

The following table represents the cost or amortized cost, gross unrealized gains and losses, fair value and other-than-temporary impairments (OTTI) in AOCI of our AFS investments by asset type:

	March 31, 2017
(In millions)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities
U.S. government and agencies	$59	$1	$—	$60	$—
U.S. state, municipal and political subdivisions	1,016	125	(1)	1,140	—
Foreign governments	1,959	87	(15)	2,031	—
Corporate	30,806	1,021	(260)	31,567	2
CLO	5,025	34	(52)	5,007	—
ABS	3,279	34	(53)	3,260	—
CMBS	1,835	46	(21)	1,860	—
RMBS	8,857	458	(29)	9,286	14
Total fixed maturity securities	52,836	1,806	(431)	54,211	16
Equity securities	381	42	(1)	422	—
Total AFS securities	53,217	1,848	(432)	54,633	16
Fixed maturity securities – related party
CLO	304	3	(1)	306	—
ABS	55	—	—	55	—
Total fixed maturity securities – related party	359	3	(1)	361	—
Total AFS securities including related party	$53,576	$1,851	$(433)	$54,994	$16

	December 31, 2016
(In millions)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities
U.S. government and agencies	$59	$1	$—	$60	$—
U.S. state, municipal and political subdivisions	1,024	117	(1)	1,140	—
Foreign governments	2,098	143	(6)	2,235	—
Corporate	29,433	901	(314)	30,020	2
CLO	4,950	14	(142)	4,822	—
ABS	2,980	25	(69)	2,936	—
CMBS	1,835	38	(26)	1,847	—
RMBS	8,731	313	(71)	8,973	15
Total fixed maturity securities	51,110	1,552	(629)	52,033	17
Equity securities	319	35	(1)	353	—
Total AFS securities	51,429	1,587	(630)	52,386	17
Fixed maturity securities – related party
CLO	284	1	(6)	279	—
ABS	57	—	(1)	56	—
Total fixed maturity securities – related party	341	1	(7)	335	—
Equity securities – related party	20	—	—	20	—
Total AFS securities – related party	361	1	(7)	355	—
Total AFS securities including related party	$51,790	$1,588	$(637)	$52,741	$17

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The amortized cost and fair value of fixed maturity AFS securities, including related party, are shown by contractual maturity below:

	March 31, 2017
(In millions)	Amortized Cost	Fair Value
Due in one year or less	$696	$698
Due after one year through five years	7,408	7,564
Due after five years through ten years	11,345	11,629
Due after ten years	14,391	14,907
CLO, ABS, CMBS and RMBS	18,996	19,413
Total AFS fixed maturity securities	52,836	54,211
Fixed maturity securities – related party, CLO and ABS	359	361
Total AFS fixed maturity securities including related party	$53,195	$54,572

Actual maturities can differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Unrealized Losses on AFS Securities—The following summarizes the fair value and gross unrealized losses for AFS securities, including related party, aggregated by class of security and length of time the fair value has remained below cost or amortized cost:

	March 31, 2017
	Less than 12 months		12 months or greater		Total
(In millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturity securities
U.S. government and agencies	$16	$—	$—	$—	$16	$—
U.S. state, municipal and political subdivisions	65	(1)	2	—	67	(1)
Foreign governments	314	(15)	10	—	324	(15)
Corporate	5,565	(197)	949	(63)	6,514	(260)
CLO	318	(3)	1,906	(49)	2,224	(52)
ABS	776	(7)	756	(46)	1,532	(53)
CMBS	410	(12)	205	(9)	615	(21)
RMBS	854	(16)	534	(13)	1,388	(29)
Total fixed maturity securities	8,318	(251)	4,362	(180)	12,680	(431)
Equity securities	240	(1)	—	—	240	(1)
Total AFS securities	8,558	(252)	4,362	(180)	12,920	(432)
Fixed maturity securities – related party
CLO	25	—	31	(1)	56	(1)
ABS	—	—	50	—	50	—
Total fixed maturity securities – related party	25	—	81	(1)	106	(1)
Total AFS securities including related party	$8,583	$(252)	$4,443	$(181)	$13,026	$(433)

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

	December 31, 2016
	Less than 12 months		12 months or greater		Total
(In millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturity securities
U.S. government and agencies	$1	$—	$—	$—	$1	$—
U.S. state, municipal and political subdivisions	85	(1)	2	—	87	(1)
Foreign governments	137	(5)	9	(1)	146	(6)
Corporate	6,136	(228)	1,113	(86)	7,249	(314)
CLO	388	(2)	3,102	(140)	3,490	(142)
ABS	865	(17)	767	(52)	1,632	(69)
CMBS	576	(18)	183	(8)	759	(26)
RMBS	1,143	(19)	1,727	(52)	2,870	(71)
Total fixed maturity securities	9,331	(290)	6,903	(339)	16,234	(629)
Equity securities	179	(1)	—	—	179	(1)
Total AFS securities	9,510	(291)	6,903	(339)	16,413	(630)
Fixed maturity securities – related party
CLO	68	—	100	(6)	168	(6)
ABS	—	—	56	(1)	56	(1)
Total fixed maturity securities – related party	68	—	156	(7)	224	(7)
Equity securities – related party	14	—	—	—	14	—
Total AFS securities – related party	82	—	156	(7)	238	(7)
Total AFS securities including related party	$9,592	$(291)	$7,059	$(346)	$16,651	$(637)

As of March 31, 2017, we held 1,727 AFS securities that were in an unrealized loss position. Of this total, 522 were in an unrealized loss position longer than 12 months. As of March 31, 2017, we held eight related party AFS securities that were in an unrealized loss position. Of this total, five were in an unrealized loss position longer than 12 months. The unrealized losses on AFS securities can primarily be attributed to changes in market interest rates since acquisition. We did not recognize the unrealized losses in income as we intend to hold these securities and it is not more likely than not we will be required to sell a security before the recovery of its amortized cost.

Other-Than-Temporary Impairments—For the three months ended March 31, 2017, we incurred $1 million of net OTTI which related to credit loss impairments that we impaired to fair value and did not bifurcate a portion of the impairment in AOCI. Any credit loss impairments not bifurcated in AOCI are excluded from the rollforward below.

The following table represents a rollforward of the cumulative amounts recognized on the condensed consolidated statements of income for OTTI related to pre-tax credit loss impairments on AFS fixed maturity securities, for which a portion of the securities' total OTTI was recognized in AOCI:

	Three months ended March 31,
(In millions)	2017	2016
Beginning balance	$16	$22
Initial impairments – credit loss OTTI recognized on securities not previously impaired	—	7
Additional impairments – credit loss OTTI recognized on securities previously impaired	—	2
Ending balance	$16	$31

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Net Investment Income—Net investment income by asset type consists of the following:

	Three months ended March 31,
(In millions)	2017	2016
AFS securities
Fixed maturity securities	$620	$589
Equity securities	2	2
Trading securities	51	63
Mortgage loans, net of allowances	85	83
Investment funds	55	14
Funds withheld at interest	36	13
Other	17	12
Investment revenue	866	776
Investment expenses	(80)	(82)
Net investment income	$786	$694

Investment Related Gains (Losses)—Investment related gains (losses) by asset type consist of the following:

	Three months ended March 31,
(In millions)	2017	2016
AFS fixed maturity securities
Gross realized gain on investment activity	$28	$36
Gross realized loss on investment activity	(8)	(32)
Net realized investment gains on fixed maturity securities	20	4
Net realized investment gains (losses) on trading securities	2	12
Derivative gains (losses)	654	(94)
Other gains (losses)	6	(6)
Investment related gains (losses)	$682	$(84)

Proceeds from sales of AFS securities were $1,531 million and $1,015 million for the three months ended March 31, 2017 and 2016, respectively.

Included in net realized investment gains (losses) on trading securities are gains of $26 million and $36 million resulting from the change in unrealized gains or losses for the underlying securities we still held as of March 31, 2017 and 2016, respectively. Also included in net realized investment gains (losses) on trading securities are related party losses of $12 million and $13 million resulting from the change in unrealized gains or losses for the underlying securities we still held as of March 31, 2017 and 2016, respectively.

Purchased Credit Impaired (PCI) Investments—The following table summarizes our PCI investments:

	Fixed maturity securities		Mortgage loans
(In millions)	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016
Contractually required payments[1]	$7,932	$7,761	$693	$424
Less: Cash flows expected to be collected[2]	(5,367)	(5,285)	(475)	(286)
Non-accretable difference	$2,565	$2,476	$218	$138

Cash flows expected to be collected	$5,367	$5,285	$475	$286
Less: Amortized cost	(3,964)	(3,892)	(362)	(220)
Accretable difference	$1,403	$1,393	$113	$66

Fair value	$4,187	$4,029	$364	$221

[1] Includes principal and accrued interest.
[2] Represents the undiscounted principal and interest cash flows expected.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

During the period, we acquired PCI investments with the following amounts at the time of purchase:

	Three months ended March 31, 2017
(In millions)	Fixed maturity securities	Mortgage loans
Contractually required principal and interest	$574	$298
Expected cash flows	364	205
Estimated fair value	264	147

The following tables summarize the activity for the accretable yield on PCI investments:

	Three months ended March 31, 2017
(In millions)	Fixed maturity securities	Mortgage loans
Beginning balance at January 1	$1,393	$66
Purchases of PCI investments, net of sales	58	57
Accretion	(30)	—
Changes in expected cash flows	(18)	(10)
Ending balance at March 31	$1,403	$113

Mortgage Loans—Mortgage loans, net of allowances, consist of the following:

(In millions)	March 31, 2017	December 31, 2016
Commercial mortgage loans	$4,905	$5,058
Commercial mortgage loans under development	74	74
Total commercial mortgage loans	4,979	5,132
Residential mortgage loans	474	338
Mortgage loans, net of allowances	$5,453	$5,470

We primarily invest in commercial mortgage loans on income producing properties including hotels, industrial properties and retail and office buildings. We diversify the commercial mortgage loan portfolio by geographic region and property type to reduce concentration risk. We evaluate mortgage loans based on relevant current information to confirm if properties are performing at a consistent and acceptable level to secure the related debt.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The distribution of commercial mortgage loans, including those under development, net of valuation allowances, by property type and geographic region, is as follows:

	March 31, 2017		December 31, 2016
(In millions, except for percentages)	Net Carrying Value	Percentage of Total	Net Carrying Value	Percentage of Total
Property type
Hotels	$998	20.0%	$1,025	20.0%
Retail	1,138	22.8%	1,135	22.1%
Office building	1,139	22.9%	1,217	23.7%
Industrial	682	13.7%	742	14.5%
Apartment	572	11.5%	616	12.0%
Other commercial	450	9.1%	397	7.7%
Total commercial mortgage loans	$4,979	100.0%	$5,132	100.0%

U.S. Region
East North Central	$405	8.1%	$450	8.8%
East South Central	148	3.0%	158	3.1%
Middle Atlantic	662	13.3%	628	12.2%
Mountain	538	10.8%	543	10.6%
New England	192	3.9%	194	3.8%
Pacific	810	16.3%	833	16.2%
South Atlantic	1,192	23.9%	1,284	25.0%
West North Central	296	5.9%	306	6.0%
West South Central	663	13.3%	662	12.9%
Total U.S. Region	4,906	98.5%	5,058	98.6%
International Region	73	1.5%	74	1.4%
Total commercial mortgage loans	$4,979	100.0%	$5,132	100.0%

Our residential mortgage loan portfolio includes first lien residential mortgage loans, collateralized by properties located in the U.S. As of March 31, 2017, California, Florida and New York represented 32.7%, 12.1% and 6.6%, respectively, of the portfolio. The remaining 48.6% represented all other states, with each individual state comprising less than 5% of the portfolio. As of December 31, 2016, California, Florida and New York represented 38.9%, 9.1% and 5.1%, respectively, of the portfolio, and the remaining 46.9% represented all other states, with each individual state comprising less than 5% of the portfolio.

Mortgage Loan Valuation Allowance—The assessment of mortgage loan impairments and valuation allowances is substantially the same for residential and commercial mortgage loans. The valuation allowance was $2 million as of March 31, 2017 and December 31, 2016. We did not record any material impairments or significant activity in the valuation allowance during the three months ended March 31, 2017 or 2016.

Residential mortgage loans – The primary credit quality indicator of residential mortgage loans is loan performance. Nonperforming residential mortgage loans are 90 days or more past due and/or are in non-accrual status. As of March 31, 2017, $3 million of our residential mortgage loans were non-performing. As of December 31, 2016, all of our residential mortgage loans were performing.

Commercial mortgage loans – The following provides the aging of our commercial mortgage loan portfolio, including those under development, net of valuation allowances:

(In millions)	March 31, 2017	December 31, 2016
Current (less than 30 days past due)	$4,962	$5,111
Over 90 days past due	17	21
Total commercial mortgage loans	$4,979	$5,132

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Loan-to-value and debt service coverage ratios are measures we use to assess the risk and quality of commercial mortgage loans other than those under development. Loans under development are not evaluated using these ratios as the properties underlying these loans are generally not yet income-producing and the value of the underlying property significantly fluctuates based on the progress of construction. Therefore, the risk and quality of loans under development are evaluated based on the aging and geographical distribution of such loans as shown above.

The loan-to-value ratio is expressed as a percentage of the amount of the loan relative to the value of the underlying property. A loan-to-value ratio in excess of 100% indicates the unpaid loan amount exceeds the underlying collateral. The following represents the loan-to-value ratio of the commercial mortgage loan portfolio, excluding those under development, net of valuation allowances:

(In millions)	March 31, 2017	December 31, 2016
Less than 50%	$1,698	$1,787
50% to 60%	1,333	1,337
61% to 70%	1,379	1,401
71% to 100%	461	492
Greater than 100%	34	41
Commercial mortgage loans	$4,905	$5,058

The debt service coverage ratio, based upon the most recent financial statements, is expressed as a percentage of a property's net income to its debt service payments. A debt service ratio of less than 1.0 indicates a property's operations do not generate enough income to cover debt payments. The following represents the debt service coverage ratio of the commercial mortgage loan portfolio, excluding those under development, net of valuation allowances:

(In millions)	March 31, 2017	December 31, 2016
Greater than 1.20x	$4,345	$4,378
1.00x – 1.20x	246	353
Less than 1.00x	314	327
Commercial mortgage loans	$4,905	$5,058

Real Estate—Depreciation expense on invested real estate was $3 million during the three months ended March 31, 2017 and 2016. Accumulated depreciation was $14 million and $11 million as of March 31, 2017 and December 31, 2016, respectively.

Investment Funds—Our investment fund portfolio consists of funds that employ various strategies and include investments in mortgage and real estate, credit, private equity, natural resources and hedge funds. Investment funds typically meet the definition of variable interest entities and are discussed further in Note 4 – Variable Interest Entities.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

3. Derivative Instruments

We use a variety of derivative instruments to manage risks, primarily equity, interest rate, credit, foreign currency and market volatility. There have been no significant changes in our accounting policies related to derivatives during the three months ended March 31, 2017. See Note 5 – Fair Value for information about the fair value hierarchy for derivatives.
The following table presents the notional amount and fair value of derivative instruments:

	March 31, 2017			December 31, 2016
	Notional Amount	Fair Value		Notional Amount	Fair Value
(In millions)		Assets	Liabilities		Assets	Liabilities
Derivatives designated as hedges
Foreign currency swaps	384	$10	$8	289	$11	$4
Interest rate swaps	302	—	—	302	—	14
Total derivatives designated as hedges		10	8		11	18
Derivatives not designated as hedges
Equity options	27,751	1,680	2	26,822	1,336	—
Futures	8	10	1	—	9	—
Total return swaps	110	—	—	41	2	—
Foreign currency swaps	42	5	—	43	5	—
Interest rate swaps	469	1	3	568	1	5
Credit default swaps	10	—	7	10	—	7
Foreign currency forwards	1,150	2	11	805	6	10
Embedded derivatives
Funds withheld	—	212	11	—	140	6
Interest sensitive contract liabilities	—	—	5,793	—	—	5,283
Total derivatives not designated as hedges		1,910	5,828		1,499	5,311
Total derivatives		$1,920	$5,836		$1,510	$5,329

Derivatives Designated as Hedges

Foreign currency swaps – We use foreign currency swaps to convert foreign currency denominated cash flows of an investment to U.S. dollars to reduce cash flow fluctuations due to changes in currency exchange rates. Certain of these swaps are designated and accounted for as cash flow hedges, which will expire by June 2043. During the three months ended March 31, 2017 and 2016, we had foreign currency swap losses of $5 million and $10 million, respectively, recorded in AOCI. There were no amounts reclassified to income and no amounts deemed ineffective for the three months ended March 31, 2017 and 2016. As of March 31, 2017, no amounts are expected to be reclassified to income within the next 12 months.

Interest rate swaps – We use interest rate swaps to reduce market risks from interest rate changes and to alter interest rate exposure arising from duration mismatches between assets and liabilities. Certain of these swaps entered into during the fourth quarter of 2016 are designated as fair value hedges. With an interest rate swap, we agree with another party to exchange the difference between fixed-rate and floating-rate interest amounts tied to an agreed-upon notional principal amount at specified intervals.

The following table represents the gains and losses on derivatives and the related hedged items in fair value hedge relationships, recorded in interest sensitive contract benefits on the condensed consolidated statements of income:

(In millions)	Three months ended March 31, 2017
Loss recognized on derivative	$(1)
Gain recognized on hedged item	1
Ineffectiveness recognized on fair value hedges	$—

Derivatives Not Designated as Hedges

Equity options – We use equity indexed options to economically hedge fixed indexed annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index, primarily the S&P 500. To hedge against adverse changes in equity indices, we enter into contracts to buy the equity indexed options within a limited time at a contracted price. The contracts are net settled in cash based on differentials in the indices at the time of exercise and the strike price.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Futures – Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. We enter into exchange-traded futures with regulated futures commission clearing brokers who are members of a trading exchange. Under exchange-traded futures contracts, we agree to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts.

Total return swaps – We purchase total rate of return swaps to gain exposure and benefit from a reference asset without ownership. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

Credit default swaps – Credit default swaps provide a measure of protection against the default of an issuer or allow us to gain credit exposure to an issuer or traded index. We use credit default swaps coupled with a bond to synthetically create the characteristics of a reference bond. These transactions have a lower cost and are generally more liquid relative to the cash market. We receive a periodic premium for these transactions as compensation for accepting credit risk.

Hedging credit risk involves buying protection for existing credit risk. The exposure resulting from the agreements, which is usually the notional amount, is equal to the maximum proceeds that must be paid by a counterparty for a defaulted security. If a credit event occurs on a reference entity, then a counterparty who sold protection is required to pay the buyer the trade notional amount less any recovery value of the security.

Foreign currency forwards – We use foreign currency forward contracts to hedge certain exposures to foreign currency risk. The price is agreed upon at the time of the contract and payment is made at a specified future date.

Embedded derivatives – We have embedded derivatives which are required to be separated from their host contracts and reported as derivatives. Host contracts include reinsurance agreements structured on a modco or funds withheld basis and indexed annuity products.

The following is a summary of the gains (losses) related to derivatives not designated as hedges:

	Three months ended March 31,
(In millions)	2017	2016
Equity options	$528	$(121)
Futures	(10)	(3)
Total return swaps	5	1
Foreign currency swaps	—	6
Interest rate swaps	—	(3)
Foreign currency forwards	1	—
Embedded derivatives on funds withheld	130	26
Amounts recognized in investment related gains (losses)	654	(94)
Embedded derivatives in indexed annuity products[1]	(431)	(15)
Total gains (losses) for derivatives not designated as hedges	$223	$(109)

[1] Included in interest sensitive contract benefits.

Credit Risk—We may be exposed to credit-related losses in the event of counterparty nonperformance on derivative financial instruments. Generally, the current credit exposure of our derivative contracts is the fair value at the reporting date less any collateral received from the counterparty.

We manage credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties. Where possible, we maintain collateral arrangements and use master netting agreements that provide for a single net payment from one counterparty to another at each due date and upon termination. We have also established counterparty exposure limits, where possible, in order to evaluate if there is sufficient collateral to support the net exposure.

Collateral arrangements typically require the posting of collateral in connection with its derivative instruments. Collateral agreements often contain posting thresholds, some of which may vary depending on the posting party's financial strength ratings. Additionally, a decrease in our financial strength rating to a specified level can result in settlement of the derivative position. As of March 31, 2017 and December 31, 2016, we had $11 million and $25 million, respectively, of collateral pledged to counterparties.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The estimated fair value of our net derivative and other financial assets and liabilities after the application of master netting agreements and collateral were as follows:

		Gross amounts not offset on the condensed consolidated balance sheets
(In millions)	Gross amount recognized[1]	Financial instruments[2]	Collateral received/pledged	Net amount	Off-balance sheet securities collateral[3]	Net amount after securities collateral
March 31, 2017
Derivative assets	$1,708	$(11)	$(1,681)	$16	$(22)	$(6)
Derivative liabilities	(32)	11	11	(10)	—	(10)

December 31, 2016
Derivative assets	$1,370	$(8)	$(1,383)	$(21)	$(26)	$(47)
Derivative liabilities	(40)	8	25	(7)	—	(7)

[1] The gross amounts of recognized derivative assets and derivative liabilities are reported on the condensed consolidated balance sheets. As of March 31, 2017 and December 31, 2016, amounts that are not subject to master netting agreements or similar agreements were immaterial.

[2] Represents amounts offsetting derivative assets and derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets or gross derivative liabilities for presentation on the condensed consolidated balance sheets.

[3] For securities collateral received, we do not have the right to sell or re-pledge the collateral. As such, we do not record the securities on the condensed consolidated balance sheets.

4. Variable Interest Entities

Our investment funds typically meet the definition of a VIE, and in certain cases these investment funds are consolidated in our financial statements because we meet the criteria of the primary beneficiary.

Consolidated VIEs—We consolidate AAA Investments (Co-Invest VI), L.P. (CoInvest VI), AAA Investments (Co-Invest VII), L.P. (CoInvest VII), AAA Investments (Other), L.P. (CoInvest Other), London Prime Apartments Guernsey Holdings Limited (London Prime), NCL Athene, LLC (NCL LLC) and Apollo Asia Sprint Co-Investment Fund, L.P. (Sprint), which are investment funds. We are the only limited partner or Class A member in these investment funds and receive all of the economic benefits and losses, other than management fees and carried interest, as applicable, paid to the general partner in each entity, or a related entity, which are related parties. We do not have any voting rights as limited partner and, as the limited partner or Class A member, do not solely satisfy the power criteria to direct the activities that significantly impact the economics of the VIE. However, the criteria for the primary beneficiary are satisfied by our related party group and because substantially all of the activities are conducted on our behalf, we consolidate the investment funds.

No arrangement exists requiring us to provide additional funding in excess of our committed capital investment, liquidity, or the funding of losses or an increase to our loss exposure in excess of our investment in the VIEs. We elected the fair value option for certain fixed maturity and equity securities and investment funds, which are reported in the consolidated variable interest entity sections on the condensed consolidated balance sheets.

CoInvest VI, CoInvest VII and CoInvest Other were formed to make investments, including co-investments alongside private equity funds sponsored by Apollo. We received our interests in CoInvest VI, CoInvest VII and CoInvest Other as part of a contribution agreement in 2012 with AAA Guarantor – Athene, L.P. and its subsidiary, Apollo Life Re Ltd., in order to provide a capital base to support future acquisitions. London Prime was formed for the purpose of investing in Prime London Ventures Limited, a Guernsey limited company, which purchases rental residential assets across prime central London.

CoInvest VII holds a significant investment in MidCap FinCo Limited (MidCap), which is included in investment funds of consolidated VIEs on the condensed consolidated balance sheets. We have purchased pools of loans sourced by MidCap and contemporaneously sold subordinated participation interests in the loans to a subsidiary of MidCap. As of March 31, 2017 and December 31, 2016, we had $14 million due to MidCap under the subordinated participation agreement which is reflected as a secured borrowing in other liabilities on the condensed consolidated balance sheets.

During the third quarter of 2016, CoInvest VI contributed its largest investment, Norwegian Cruise Line Holdings Ltd. (NCLH) shares, to a newly formed entity, NCL LLC, in exchange for 100% of the membership interests in this entity. Subsequent to this contribution, CoInvest VI distributed its Class A membership interests in NCL LLC to us and the Class B membership interests in NCL LLC to the general partner of CoInvest VI. NCL LLC is subject to the same management fees, selling restrictions with respect to shares of NCLH, and carried interest calculation as CoInvest VI. NCL LLC classifies its NCLH shares as AFS equity securities. We are the primary beneficiary and consolidate NCL LLC, as substantially all of its activities are conducted on our behalf.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

During the first quarter of 2017, we acquired a 100% limited partnership interest in Sprint, an entity formed to make a co-investment alongside private equity funds sponsored by Apollo. The underlying investment is a structured credit facility on a nearly completed skyscraper in Southeast Asia. We are the primary beneficiary and consolidate Sprint, as substantially all of its activities are conducted on our behalf.

We previously consolidated 2012 CMBS-I Fund L.P., a Delaware limited partnership, and 2012 CMBS-II Fund L.P., a Delaware limited partnership (collectively, CMBS Funds). The CMBS Funds were originally formed with the objective of generating high risk-adjusted investment returns by investing primarily in a portfolio of eligible CMBS and using leverage through repurchase agreements treated as collateralized financing. During the fourth quarter of 2016, the CMBS Funds were fully dissolved.

Trading securities – related party – Trading securities represents investments in fixed maturity and equity securities with changes in fair value recognized in investment related gains (losses) within revenues of consolidated variable interest entities on the condensed consolidated statements of income. For the three months ended March 31, 2017 and 2016, investment related gains (losses) included losses of $4 million and $21 million, respectively, resulting from the change in unrealized gains and losses underlying trading securities we still held as of the respective period end date. Trading securities held by CoInvest VI, CoInvest VII and CoInvest Other are considered related party investments because Apollo affiliates exercise significant influence over the operations of these investees.

Investment funds – including related party – Investment funds include non-fixed income, alternative investments in the form of limited partnerships or similar legal structures that meet the definition of VIEs; however, our consolidated VIEs are not considered the primary beneficiary of these investment funds. Changes in fair value of these investment funds are included in investment related gains (losses) within revenues of consolidated variable interest entities on the condensed consolidated statements of income. Investment funds held by CoInvest VII, CoInvest Other and Sprint are considered related party investments as they are sponsored or managed by Apollo affiliates.

Fair Value – See Note 5 – Fair Value for a description of the levels of our fair value hierarchy and our process for determining the level we assign our assets and liabilities carried at fair value.

The following represents the hierarchy for assets and liabilities of our consolidated VIEs measured at fair value on a recurring basis:

	March 31, 2017
(In millions)	Total	Level 1	Level 2	Level 3
Assets of consolidated variable interest entities
Investments
AFS securities
Equity securities	$191	$191	$—	$—
Trading securities
Fixed maturity securities	50	—	—	50
Equity securities	116	84	—	32
Investment funds	567	—	—	567
Cash and cash equivalents	2	2	—	—
Total assets of consolidated VIEs measured at fair value	$926	$277	$—	$649

	December 31, 2016
(In millions)	Total	Level 1	Level 2	Level 3
Assets of consolidated variable interest entities
Investments
AFS securities
Equity securities	$161	$161	$—	$—
Trading securities
Fixed maturity securities	50	—	—	50
Equity securities	117	74	—	43
Investment funds	562	—	—	562
Cash and cash equivalents	14	14	—	—
Total assets of consolidated VIEs measured at fair value	$904	$249	$—	$655

Fair Value Valuation Methods—Refer to Note 5 – Fair Value for the valuation methods used to determine the fair value of AFS securities, trading securities, investment funds, and cash and cash equivalents.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Level 3 Financial Instruments – The following is a reconciliation for all VIE Level 3 assets and liabilities measured at fair value on a recurring basis:

	Three months ended March 31, 2017
(In millions)	Beginning Balance	Total realized and unrealized gains (losses) included in income	Purchases	Sales	Transfers in (out)	Other	Ending Balance	Total gains (losses) included in earnings[1]
Assets of consolidated variable interest entities
Trading securities
Fixed maturity securities	$50	$—	$—	$—	$—	$—	$50	$—
Equity securities	43	(11)	—	—	—	—	32	(11)
Investment funds	562	5	—	—	—	—	567	5
Total Level 3 assets of consolidated VIEs	$655	$(6)	$—	$—	$—	$—	$649	$(6)

[1] Related to instruments held at end of period.

	Three months ended March 31, 2016
(In millions)	Beginning Balance	Total realized and unrealized gains (losses) included in income	Purchases	Sales	Transfers in (out)	Other	Ending Balance	Total gains (losses) included in earnings[1]
Assets of consolidated variable interest entities
Trading securities
Fixed maturity securities	$53	$—	$—	$—	$—	$—	$53	$—
Equity securities	38	—	2	—	—	—	40	—
Investment funds	516	4	8	(3)	—	—	525	4
Total Level 3 assets of consolidated VIEs	$607	$4	$10	$(3)	$—	$—	$618	$4

[1] Related to instruments held at end of period.

There were no transfers between Level 1 or Level 2 during the three months ended March 31, 2017 and 2016.

Significant Unobservable Inputs – For certain Level 3 trading securities and investment funds, the valuations have significant unobservable inputs for comparable multiples and weighed average cost of capital rates applied in the valuation models. These inputs in isolation can cause significant increases or decreases in fair value. Specifically, the comparable multiples are multiplied by the underlying investment's earnings before interest, tax, depreciation and amortization to establish the total enterprise value of the underlying investments. We use a comparable multiple consistent with the implied trading multiple of public industry peers.

For other Level 3 trading securities, valuations are performed using a discounted cash flow model. For a discounted cash flow model, the significant input is the discount rate applied to present value the projected cash flows. An increase in the discount rate can significantly lower the fair value; a decrease in the discount rate can significantly increase the fair value. The discount rate is determined by considering the weighted average cost of capital calculation of companies in similar industries with comparable debt to equity ratios.

Fair Value Option – The following represents the gains (losses) recorded for instruments within the consolidated VIEs for which we have elected the fair value option:

	Three months ended March 31,
(In millions)	2017	2016
Trading securities, equity securities	$(4)	$(18)
Investment funds	5	4
Total gains (losses)	$1	$(14)

Fair Value of Financial Instruments Not Held at Fair Value – Assets of consolidated variable interest entities includes $32 million and $11 million of investment funds accounted for under the equity method and, therefore, not carried at fair value as of March 31, 2017 and December 31, 2016, respectively; however, the carrying amount approximates fair value.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Commitments and Contingencies – Included in assets of CoInvest VI are equity investments in publicly traded shares of Caesars Entertainment Corporation (CEC) and Caesars Acquisition Company (CAC). We received the CEC and CAC shares as part of a contribution agreement in 2012 with AAA Guarantor - Athene, L.P. and its subsidiary, Apollo Life Re Ltd., in order to provide a capital base to support future acquisitions. There are pending claims against CEC, CAC and/or others, related to certain guaranties issued for debt of Caesars Entertainment Operating Company, Inc. (CEOC) and/or certain transactions involving CEOC and certain of its subsidiaries (collectively, Debtors), CEC, CAC and others. CEC and the Debtors announced on or about September 26, 2016 that CEC and CEOC had received confirmations from representatives of CEOC's major creditor groups of those groups’ support for a term sheet that describes the key economic terms of a proposed consensual chapter 11 plan for the Debtors. The plan, containing such terms and further including such other terms respecting, among other things, the merger of CAC into CEC, that CoInvest VI and others will not retain their pre-merger CEC shares, that CoInvest VI and others will retain the value of their CAC shares when receiving shares in the merged CEC, and that CoInvest VI and others will receive releases to the fullest extent permitted by law, was confirmed by the Bankruptcy Court by order dated January 17, 2017. Conditions precedent to the effective date of the plan include regulatory approvals from the various gaming regulators, CEC and CAC shareholders' approval of the proposed merger, and securing required financings. As a result, CoInvest VI has recorded a liability of $30 million for the entire carrying value of the CEC shares. As of March 31, 2017, CoInvest VI's investment in CAC is carried at its fair value of $52 million.

Non-Consolidated Securities and Investment Funds—We invest in certain other entities meeting the definition of a VIE or voting interest entity (VOE). We do not consolidate such VIEs for which we do not meet the criteria of primary beneficiary as described below. We also do not consolidate such VOEs for which we do not have control.

Fixed Maturity Securities – We invest in securitization entities as a debt holder or an investor in the residual interest of the securitization vehicle, which are included in fixed maturity securities on the condensed consolidated balance sheets. These entities are deemed VIEs due to insufficient equity within the structure and lack of control by the equity investors over the activities that significantly impact the economics of the entity. In general, we are a debt investor within these entities and, as such, hold a variable interest; however, due to the debt holders' lack of ability to control the decisions within the trust that significantly impact the entity, and the fact the debt holders are protected from losses due to the subordination by the equity tranche, the debt holders are not deemed the primary beneficiary. Securitization vehicles in which we hold the residual tranche are not consolidated because we do not unilaterally have substantive rights to remove the general partner, or when assessing related party interests, we are not under common control, as defined by GAAP, with the related party, nor are substantially all of the activities conducted on our behalf; therefore, we are not deemed the primary beneficiary. Debt investments and investments in the residual tranche of securitization entities are considered debt instruments and are held at fair value on the balance sheet and classified as AFS or trading.

Investment funds – Investment funds include non-fixed income, alternative investments in the form of limited partnerships or similar legal structures that meet the definition of VIEs or VOEs.

A portion of these investment funds are sponsored and managed by unrelated parties in which we, as limited partner, do not have the power to direct the activities that most significantly impact the economic performance of the fund, nor do we unilaterally have substantive rights to remove the general partner or dissolve the entity without cause. As a result, we do not meet the power criterion to be considered the primary beneficiary and do not consolidate these VIEs in our financial statements. Investment funds managed by unrelated parties and classified as VOEs are not consolidated as we do not own a majority voting interest and have no other substantive rights that would provide control.

We also have equity interests in investment funds where the general partner or investment manager is a related party. We have determined we are not under common control, as defined by GAAP, with the related party, nor are we deemed to be the primary beneficiary. As a result, investments in these VIEs are not consolidated.

We account for non-consolidated investment funds where we are able to exercise significant influence over the entity under the equity method or by electing the fair value option. For non-consolidated investment funds where we are not able to exercise significant influence, we elect the fair value option. Our investments in investment funds are generally passive in nature as we do not take an active role in the investment fund's management.

Our risk of loss associated with our non-consolidated VIEs and VOEs is limited and depends on the investment as follows: (1) investment funds accounted for under the equity method are limited to our initial investment plus unfunded commitments; (2) investment funds under the fair value option are limited to the fair value plus unfunded commitments; (3) AFS securities and other investments are limited to cost or amortized cost; and (4) trading securities are limited to carrying value.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following summarizes the carrying value and maximum loss exposure of these non-consolidated VIEs and VOEs:

	March 31, 2017		December 31, 2016
(In millions)	Carrying Value	Maximum Loss Exposure	Carrying Value	Maximum Loss Exposure
Investment funds	$689	$1,048	$689	$1,026
Investment in related parties – investment funds	1,276	1,546	1,198	1,485
Assets of consolidated variable interest entities – investment funds	599	621	573	593
Investment in fixed maturity securities	19,981	19,564	19,171	19,090
Investment in related parties – fixed maturity securities	530	528	530	536
Total non-consolidated VIEs	$23,075	$23,307	$22,161	$22,730

The following summarizes our investment funds, including related party investment funds and investment funds owned by consolidated VIEs:

	March 31, 2017					December 31, 2016
(In millions, except for percentages and years)	Carrying value	Percent of total	Life of underlying funds in years			Carrying value	Percent of total	Life of underlying funds in years
Investment funds
Private equity	$245	35.6%	0	–	7	$268	38.9%	0	–	7
Mortgage and real estate	143	20.8%	0	–	6	118	17.2%	0	–	4
Natural resources	5	0.7%	0	–	1	5	0.7%	1	–	2
Hedge funds	69	10.0%	0	–	3	72	10.4%	0	–	3
Credit funds	227	32.9%	0	–	5	226	32.8%	0	–	5
Total investment funds	689	100.0%				689	100.0%
Investment funds – related parties
Private equity – A-A Mortgage[1]	366	28.7%	5	–	5	343	28.6%	3	–	3
Private equity – other	152	11.9%	0	–	10	131	11.0%	0	–	10
Mortgage and real estate	262	20.5%	0	–	4	247	20.6%	1	–	4
Natural resources	76	6.0%	5	–	5	49	4.1%	5	–	5
Hedge funds	180	14.1%	9	–	9	192	16.0%	9	–	9
Credit funds	240	18.8%	1	–	3	236	19.7%	2	–	3
Total investment funds – related parties	1,276	100.0%				1,198	100.0%
Investment funds owned by consolidated VIEs
Private equity – MidCap[2]	528	88.1%	N/A			524	91.4%	N/A
Credit funds	39	6.5%	0	–	3	38	6.7%	0	–	3
Mortgage and real assets	32	5.4%	2	–	3	11	1.9%	2	–	3
Total investment funds owned by consolidated VIEs	599	100.0%				573	100.0%
Total investment funds including related parties and funds owned by consolidated VIEs	$2,564					$2,460

1 A-A Mortgage Opportunities, LP (A-A Mortgage) is a platform to originate residential mortgage loans and mortgage servicing rights.
[2] Our total investment in MidCap, including amounts advanced under credit facilities, totaled $766 million and $761 million as of March 31, 2017 and December 31, 2016, respectively, which is greater than 10% of total AHL shareholders' equity at the respective period end dates.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Summarized Ownership of Investment Funds—The following table presents the carrying value by ownership percentage of equity method investment funds, including related party investment funds and investment funds owned by consolidated VIEs:

(In millions)	March 31, 2017	December 31, 2016
Ownership Percentage
100%	$25	$27
50% – 99%	557	478
Greater than 3% – 49%	1,295	1,294
Equity method investment funds	$1,877	$1,799

The following table presents the carrying value by ownership percentage of investment funds where we elected the fair value option, including related party investment funds and investment funds owned by consolidated VIEs:

(In millions)	March 31, 2017	December 31, 2016
Ownership Percentage
Greater than 3% – 49%	$567	$562
3% or less	120	99
Fair value option investment funds	$687	$661

5. Fair Value

Fair value is the price we would receive to sell an asset or pay to transfer a liability (exit price) in an orderly transaction between market participants. We determine fair value based on the following fair value hierarchy:

Level 1 – Unadjusted quoted prices for identical assets or liabilities in an active market.

Level 2 – Quoted prices for inactive markets or valuation techniques that require observable direct or indirect inputs for substantially the full term of the asset or liability. Level 2 inputs include the following:

•	Quoted prices for similar assets or liabilities in active markets,

•	Observable inputs other than quoted market prices, and

•	Observable inputs derived principally from market data through correlation or other means.

Level 3 – Prices or valuation techniques with unobservable inputs significant to the overall fair value estimate. These valuations use critical assumptions not readily available to market participants. Level 3 valuations are based on market standard valuation methodologies, including discounted cash flows, matrix pricing or other similar techniques.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the instrument's fair value measurement.

We use a number of valuation sources to determine fair values. Valuation sources can include quoted market prices; third-party commercial pricing services; third-party brokers; industry-standard, vendor modeling software that uses market observable inputs; and other internal modeling techniques based on projected cash flows. We periodically review the assumptions and inputs of third-party commercial pricing services through internal valuation price variance reviews, comparisons to internal pricing models, back testing to recent trades, or monitoring trading volumes.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following represents the hierarchy for our assets and liabilities measured at fair value on a recurring basis:

	March 31, 2017
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Assets
AFS securities
Fixed maturity securities
U.S. government and agencies	$60	$—	$28	$32	$—
U.S. state, municipal and political subdivisions	1,140	—	—	1,140	—
Foreign governments	2,031	—	—	2,018	13
Corporate	31,567	—	—	31,077	490
CLO	5,007	—	—	4,907	100
ABS	3,260	—	—	2,038	1,222
CMBS	1,860	—	—	1,713	147
RMBS	9,286	—	—	9,226	60
Total AFS fixed maturity securities	54,211	—	28	52,151	2,032
Equity securities	422	—	83	334	5
Total AFS securities	54,633	—	111	52,485	2,037
Trading securities
Fixed maturity securities
U.S. government and agencies	3	—	3	—	—
U.S. state, municipal and political subdivisions	141	—	—	124	17
Corporate	1,434	—	—	1,434	—
CLO	27	—	—	—	27
ABS	84	—	—	84	—
CMBS	73	—	—	73	—
RMBS	384	—	—	302	82
Total trading fixed maturity securities	2,146	—	3	2,017	126
Equity securities	449	—	—	449	—
Total trading securities	2,595	—	3	2,466	126
Mortgage loans	44	—	—	—	44
Investment funds	97	97	—	—	—
Funds withheld at interest – embedded derivative	212	—	—	—	212
Derivative assets	1,708	—	10	1,698	—
Short-term investments	166	—	28	138	—
Cash and cash equivalents	2,563	—	2,563	—	—
Restricted cash	73	—	73	—	—
Investments in related parties
AFS, fixed maturity securities
CLO	306	—	—	306	—
ABS	55	—	—	55	—
Total AFS securities – related party	361	—	—	361	—
Trading securities, CLO	169	—	—	38	131
Investment funds	23	23	—	—	—
Short-term investments	20	—	—	—	20
Reinsurance recoverable	1,738	—	—	—	1,738
Total assets measured at fair value	$64,402	$120	$2,788	$57,186	$4,308
					(Continued)

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

	March 31, 2017
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Liabilities
Interest sensitive contract liabilities
Embedded derivative	$5,793	$—	$—	$—	$5,793
Universal life benefits	910	—	—	—	910
Unit-linked contracts	429	—	—	429	—
Future policy benefits
AmerUs Closed Block	1,602	—	—	—	1,602
ILICO Closed Block and life benefits	813	—	—	—	813
Derivative liabilities	32	—	1	24	7
Funds withheld liability – embedded derivative	11	—	—	11	—
Total liabilities measured at fair value	$9,590	$—	$1	$464	$9,125

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.
					(Concluded)

	December 31, 2016
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Assets
AFS securities
Fixed maturity securities
U.S. government and agencies	$60	$—	$29	$31	$—
U.S. state, municipal and political subdivisions	1,140	—	—	1,135	5
Foreign governments	2,235	—	—	2,221	14
Corporate	30,020	—	—	29,650	370
CLO	4,822	—	—	4,664	158
ABS	2,936	—	—	1,776	1,160
CMBS	1,847	—	—	1,695	152
RMBS	8,973	—	—	8,956	17
Total AFS fixed maturity securities	52,033	—	29	50,128	1,876
Equity securities	353	—	79	269	5
Total AFS securities	52,386	—	108	50,397	1,881
Trading securities
Fixed maturity securities
U.S. government and agencies	3	—	3	—	—
U.S. state, municipal and political subdivisions	137	—	—	120	17
Corporate	1,423	—	—	1,423	—
CLO	43	—	—	—	43
ABS	82	—	—	82	—
CMBS	81	—	—	81	—
RMBS	387	—	—	291	96
Total trading fixed maturity securities	2,156	—	3	1,997	156
Equity securities	425	—	—	425	—
Total trading securities	2,581	—	3	2,422	156
					(Continued)

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

	December 31, 2016
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Mortgage loans	44	—	—	—	44
Investment funds	99	99	—	—	—
Funds withheld at interest – embedded derivative	140	—	—	—	140
Derivative assets	1,370	—	9	1,361	—
Short-term investments	189	—	19	170	—
Cash and cash equivalents	2,445	—	2,445	—	—
Restricted cash	57	—	57	—	—
Investments in related parties
AFS, fixed maturity securities
CLO	279	—	—	279	—
ABS	56	—	—	—	56
Total AFS fixed maturity securities	335	—	—	279	56
AFS, equity securities	20	—	20	—	—
Total AFS securities – related party	355	—	20	279	56
Trading securities, CLO	195	—	—	—	195
Reinsurance recoverable	1,692	—	—	—	1,692
Total assets measured at fair value	$61,553	$99	$2,661	$54,629	$4,164
Liabilities
Interest sensitive contract liabilities
Embedded derivative	$5,283	$—	$—	$—	$5,283
Universal life benefits	883	—	—	—	883
Unit-linked contracts	408	—	—	408	—
Future policy benefits
AmerUs Closed Block	1,606	—	—	—	1,606
ILICO Closed Block and life benefits	794	—	—	—	794
Derivative liabilities	40	—	—	33	7
Funds withheld liability – embedded derivative	6	—	—	6	—
Total liabilities measured at fair value	$9,020	$—	$—	$447	$8,573

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.
					(Concluded)
Refer to Note 4 – Variable Interest Entities for fair value disclosures associated with consolidated VIEs.

Fair Value Valuation Methods—We used the following valuation methods and assumptions to estimate fair value:

AFS and trading securities
Fixed maturity – We obtain the fair value for most marketable bonds without an active market from several commercial pricing services. These are classified as Level 2 assets. The pricing services incorporate a variety of market observable information in their valuation techniques, including benchmark yields, trading activity, credit quality, issuer spreads, bids, offers and other reference data. This category typically includes U.S. and non-U.S. corporate bonds, U.S. agency and government guaranteed securities, ABS, CMBS and RMBS.

We value privately placed fixed maturity securities based on the credit quality and duration of comparable marketable securities, which may be securities of another issuer with similar characteristics. In some instances, we use a matrix-based pricing model. These models consider the current level of risk-free interest rates, corporate spreads, credit quality of the issuer and cash flow characteristics of the security. We also consider additional factors such as net worth of the borrower, value of collateral, capital structure of the borrower, presence of guarantees and our evaluation of the borrower's ability to compete in its relevant market. Privately placed fixed maturity securities are classified as Level 2 or 3.

Equity securities – Fair values of publicly traded equity securities are based on quoted market prices and classified as Level 1. Other equity securities, typically private equities or equity securities not traded on an exchange, we value based on other sources, such as commercial pricing services or brokers and are classified as Level 2 or 3.

Mortgage loans – Mortgage loans for which we have elected the fair value option or those held for sale are carried at fair value. We estimate fair value on a monthly basis using discounted cash flow analysis and rates being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. The discounted cash flow model uses unobservable inputs, including estimates of discount rates and loan prepayments. Mortgage loans are classified as Level 3.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Funds withheld (embedded derivative) – We estimate the fair value of the embedded derivative based on the change in the fair value of the assets supporting the funds withheld payable under the combined coinsurance, modco and coinsurance funds withheld reinsurance agreements. As a result, the fair value of the embedded derivative is classified as Level 2 or 3 based on the valuation methods used for the assets held in trust supporting the reinsurance agreements.

Derivatives – Derivative contracts can be exchange traded or over-the-counter. Exchange-traded derivatives typically fall within Level 1 of the fair value hierarchy depending on trading activity. Over-the-counter derivatives are valued using valuation models or an income approach using third-party broker valuations. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, prepayment rates and correlation of the inputs. We consider and incorporate counterparty credit risk in the valuation process through counterparty credit rating requirements and monitoring of overall exposure. We also evaluate and include our own nonperformance risk in valuing derivatives. The majority of our derivatives trade in liquid markets; therefore, we can verify model inputs and model selection does not involve significant management judgment. These are typically classified within Level 2 of the fair value hierarchy.

Cash and cash equivalents – The carrying amount for cash equals fair value. We estimate the fair value for cash equivalents based on quoted market prices. These assets are classified as Level 1.

Interest sensitive contract liabilities (embedded derivative) – Embedded derivatives related to interest sensitive contract liabilities with fixed indexed annuity products are classified as Level 3. The valuations include significant unobservable inputs associated with economic assumptions and actuarial assumptions for policyholder behavior.

Unit-linked contracts – Unit-linked contracts are valued based on the fair value of the investments supporting the contract. The underlying investments are trading securities comprised primarily of mutual funds. The valuations of these are based on quoted market prices for similar assets and are classified in Level 2, resulting in a corresponding classification for the unit-linked contracts.

AmerUs Closed Block – We elected the fair value option for the future policy benefits liability in the AmerUs Closed Block. Our valuation technique is to set the fair value of policyholder liabilities equal to the fair value of assets. There is an additional component which captures the fair value of the open block's cost to hold capital in excess of existing liabilities on the closed block. This component uses a present value of future cash flows, which includes investment earnings and policyholder liability movements. Unobservable inputs include estimates for these items. The target surplus as a percentage of statutory reserves is 3.85% based on the statutory risk-based capital ratio applicable to this block of business. The AmerUs Closed Block policyholder liabilities and any corresponding reinsurance recoverable are classified as Level 3.

ILICO Closed Block – We elected the fair value option for the ILICO Closed Block. Our valuation technique is to set the fair value of policyholder liabilities equal to the fair value of assets. There is an additional component which captures the fair value of the open block's obligations to the closed block business. This component uses the present value of future cash flows. The cash flows include commissions, administrative expenses, reinsurance premiums and benefits, and an explicit cost of capital. Unobservable inputs include estimates for these items. The explicit cost of capital assumption is 9% of required capital, post tax. A margin of 8.94% is included in the discount rates to reflect the business risk. An additional 0.26% is included to reflect non-performance risk. The ILICO Closed Block policyholder liabilities and corresponding reinsurance recoverable are classified as Level 3.

Universal life liabilities and other life benefits – We elected the fair value option for certain blocks of universal and other life business ceded to Global Atlantic Financial Group Limited (together with its subsidiaries, Global Atlantic). We use a present value of liability cash flows. Unobservable inputs include estimates of mortality, persistency, expenses, premium payments and a risk margin used in the discount rates that reflects the riskiness of the business. The risk margin was 0.09%. These universal life policyholder liabilities and corresponding reinsurance recoverable are classified as Level 3.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Fair Value Option—The following represents the gains (losses) recorded for instruments for which we have elected the fair value option:

	Three months ended March 31,
(In millions)	2017	2016
Trading securities	$2	$12
Investment funds	7	3
Future policy benefits	4	(53)
Total gains (losses)	$13	$(38)

Gains and losses on trading securities are recorded in investment related gains (losses) on the condensed consolidated statements of income. For fair value option mortgage loans, we record interest income in net investment income and subsequent changes in fair value in investment related gains (losses) on the condensed consolidated statements of income. Gains and losses related to investment funds, including related party investment funds, are recorded in net investment income on the condensed consolidated statements of income. We record the change in fair value of future policy benefits to future policy and other policy benefits on the condensed consolidated statements of income.

The following summarizes information for fair value option mortgage loans:

(In millions)	March 31, 2017	December 31, 2016
Unpaid principal balance	$42	$42
Mark to fair value	2	2
Fair value	$44	$44

There were no fair value option mortgage loans 90 days or more past due as of March 31, 2017 and December 31, 2016.

Transfers Between Levels—Transfers into Level 3 generally represent securities that were valued using pricing sources which, due to changing market conditions, were less observable than in prior periods as indicated by the increased volatility, which was reflected in vendor prices obtained for individual securities. Additionally, changes in pricing sources also led to securities transferring into Level 3.

Transfers out of Level 3 generally represent securities that were valued using pricing sources which, due to changing market conditions, were more observable than in prior periods as indicated by decreased volatility, which was reflected in vendor prices obtained for individual securities. Additionally, changes in pricing sources also led to securities transferring into Level 2.

Transfers into or out of any level are assumed to occur at the end of the period. For the three months ended March 31, 2017 and 2016, there were no transfers between Level 1 and Level 2.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Level 3 Financial Instruments—The following is a reconciliation for all Level 3 assets and liabilities measured at fair value on a recurring basis:

	Three months ended March 31, 2017
		Total realized and unrealized gains (losses)			Transfers
(In millions)	Beginning Balance	Included in income	Included in OCI	Purchases, issuances, sales and settlements, net	In	(Out)	Ending Balance	Total gains (losses) included in earnings[1]
Assets
AFS securities
Fixed maturity
U.S. state, municipal and political subdivisions	$5	$16	$(1)	$(20)	$—	$—	$—	$—
Foreign governments	14	—	—	(1)	—	—	13	—
Corporate	370	1	6	92	21	—	490	—
CLO	158	—	4	3	29	(94)	100	—
ABS	1,160	4	14	75	—	(31)	1,222	—
CMBS	152	39	—	—	—	(44)	147	—
RMBS	17	—	1	—	50	(8)	60	—
Equity securities	5	—	—	—	—	—	5	—
Trading securities
Fixed maturity
U.S. state, municipal and political subdivisions	17	—	—	—	—	—	17	—
CLO	43	(1)	—	(15)	—	—	27	1
RMBS	96	(5)	—	2	—	(11)	82	(1)
Mortgage loans	44	—	—	—	—	—	44	—
Funds withheld at interest – embedded derivative	140	72	—	—	—	—	212	—
Investments in related parties
AFS securities
Fixed maturity
ABS	56	—	1	(2)	—	(55)	—	—
Trading securities, CLO	195	(12)	—	(14)	—	(38)	131	(12)
Short-term investments	—	—	—	20	—	—	20	—
Reinsurance recoverable	1,692	46	—	—	—	—	1,738	—
Total Level 3 assets	$4,164	$160	$25	$140	$100	$(281)	$4,308	$(12)

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$(5,283)	$(431)	$—	$(79)	$—	$—	$(5,793)	$—
Universal life liabilities	(883)	(27)	—	—	—	—	(910)	—
Future policy benefits
AmerUs Closed Block	(1,606)	4	—	—	—	—	(1,602)	—
ILICO Closed Block and life benefits	(794)	(19)	—	—	—	—	(813)	—
Derivative liabilities	(7)	—	—	—	—	—	(7)	—
Total Level 3 liabilities	$(8,573)	$(473)	$—	$(79)	$—	$—	$(9,125)	$—

[1] Related to instruments held at end of period.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

	Three months ended March 31, 2016
		Total realized and unrealized gains (losses)			Transfers
(In millions)	Beginning balance	Included in income	Included in OCI	Purchases, issuances, sales and settlements, net	In	Out	Ending balance	Total gains (losses) included in earnings[1]
Assets
AFS securities
Fixed maturity
Foreign governments	$17	$1	$—	$(1)	$—	$—	$17	$—
Corporate	636	—	2	(12)	11	(188)	449	—
CLO	517	2	(22)	—	729	(189)	1,037	—
ABS	1,813	52	(17)	(510)	103	(80)	1,361	—
CMBS	67	—	—	29	12	(25)	83	—
RMBS	758	1	(7)	(63)	—	—	689	—
Equity securities	9	—	1	—	—	—	10	—
Trading securities
Fixed maturity
U.S. state, municipal and political subdivisions	17	—	—	—	—	—	17	—
Corporate	16	(1)	—	(4)	—	(11)	—	3
CLO	108	(11)	—	—	—	—	97	(8)
ABS	98	(2)	—	—	—	—	96	—
RMBS	29	(1)	—	48	—	(5)	71	(1)
Mortgage loans	48	(1)	—	(2)	—	—	45	(1)
Funds withheld at interest – embedded derivative	36	1	—	—	—	—	37	—
Investments in related parties
AFS securities
Fixed maturity
CLO	7	—	(1)	—	40	—	46	—
ABS	60	—	—	(1)	—	—	59	—
Trading securities, CLO	191	(13)	—	9	26	—	213	9
Reinsurance recoverable	2,377	(365)	—	—	—	—	2,012	—
Total Level 3 assets	$6,804	$(337)	$(44)	$(507)	$921	$(498)	$6,339	$2

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$(4,464)	$(15)	$—	$(104)	$—	$—	$(4,583)	$—
Universal life liabilities	(1,464)	345	—	—	—	—	(1,119)	—
Future policy benefits
AmerUs Closed Block	(1,581)	(53)	—	—	—	—	(1,634)	—
ILICO Closed Block and life benefits	(897)	20	—	—	—	—	(877)	—
Derivative liabilities	(7)	(1)	—	—	—	—	(8)	—
Total Level 3 liabilities	$(8,413)	$296	$—	$(104)	$—	$—	$(8,221)	$—

[1] Related to instruments held at end of period.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The following represents the gross components of purchases, issuances, sales and settlements, net, shown above:

	Three months ended March 31, 2017
(In millions)	Purchases	Issuances	Sales	Settlements	Purchases, issuances, sales and settlements, net
Assets
AFS securities
Fixed maturity
U.S. state, municipal and political subdivisions	$—	$—	$—	$(20)	$(20)
Foreign governments	—	—	—	(1)	(1)
Corporate	94	—	—	(2)	92
CLO	13	—	(2)	(8)	3
ABS	103	—	—	(28)	75
Trading securities
Fixed maturity
CLO	—	—	(15)	—	(15)
RMBS	2	—	—	—	2
Investments in related parties
AFS securities
Fixed maturity
ABS	5	—	—	(7)	(2)
Trading securities, CLO	—	—	(14)	—	(14)
Short-term investments	20	—	—	—	20
Total Level 3 assets	$237	$—	$(31)	$(66)	$140

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$—	$(110)	$—	$31	$(79)
Total Level 3 liabilities	$—	$(110)	$—	$31	$(79)

	Three months ended March 31, 2016
(In millions)	Purchases	Issuances	Sales	Settlements	Purchases, issuances, sales and settlements, net
Assets
AFS securities
Fixed maturity
Foreign governments	$—	$—	$—	$(1)	$(1)
Corporate	10	—	(21)	(1)	(12)
ABS	41	—	—	(551)	(510)
CMBS	29	—	—	—	29
RMBS	13	—	—	(76)	(63)
Trading securities
Fixed maturity
Corporate	—	—	(4)	—	(4)
RMBS	48	—	—	—	48
Mortgage loans	—	—	—	(2)	(2)
Investments in related parties
AFS securities
Fixed maturity
ABS	—	—	—	(1)	(1)
Trading securities, CLO	25	—	(16)	—	9
Total Level 3 assets	$166	$—	$(41)	$(632)	$(507)

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$—	$(144)	$—	$40	$(104)
Total Level 3 liabilities	$—	$(144)	$—	$40	$(104)

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Significant Unobservable Inputs—Significant unobservable inputs occur when we could not obtain or corroborate the quantitative detail of the inputs. This applies to AFS securities, trading securities, mortgage loans and credit default swaps. Additional significant unobservable inputs are described below.

Fixed maturity securities – For certain fixed maturity securities, internal models are used to calculate the fair value. We use a discounted cash flow approach. The discount rate is the significant unobservable input due to the determined credit spread being internally developed, illiquid, or as a result of other adjustments made to the base rate. The base rate represents a market comparable rate for securities with similar characteristics. As of March 31, 2017, discounts ranged from 3% to 7%. This excludes assets for which significant unobservable inputs are not developed internally, primarily consisting of broker quotes.

Interest sensitive contract liabilities – embedded derivative – Significant unobservable inputs we use in the fixed indexed annuities embedded derivative of the interest sensitive contract liabilities valuation include:

1.
Non-performance risk – For contracts we issue, we use the credit spread from the U.S. treasury curve based on our public credit rating as of the valuation date. This represents our credit risk for use in the estimate of the fair value of embedded derivatives. For contracts reinsured through funds withheld reinsurance, the cedant company holds collateral against its exposure; therefore, immaterial non-performance risk is ascribed to these contracts.

2.
Option budget – We assume future hedge costs in the derivative's fair value estimate. The level of option budgets determines the future costs of the options and impacts future policyholder account value growth.

3.
Policyholder behavior – We regularly review the lapse and withdrawal assumptions (surrender rate). These are based on our initial pricing assumptions updated for actual experience. Actual experience may be limited for recently issued products.

The following summarizes the unobservable inputs for the embedded derivatives of fixed indexed annuities:

	March 31, 2017
(In millions, except for percentages)	Fair value	Valuation technique	Unobservable inputs	Input/range of inputs			Impact of an increase in the input on fair value
Interest sensitive contract liabilities – fixed indexed annuities embedded derivatives	$5,793	Option budget method	Non-performance risk	0.5%	–	1.5%	Decrease
			Option budget	0.8%	–	3.8%	Increase
			Surrender rate	0.0%	–	15.8%	Decrease

	December 31, 2016
(In millions, except for percentages)	Fair value	Valuation technique	Unobservable inputs	Input/range of inputs			Impact of an increase in the input on fair value
Interest sensitive contract liabilities – fixed indexed annuities embedded derivatives	$5,283	Option budget method	Non-performance risk	0.7%	–	1.5%	Decrease
			Option budget	0.8%	–	3.8%	Increase
			Surrender rate	0.0%	–	16.3%	Decrease

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Fair Value of Financial Instruments Not Carried at Fair Value—The following represents our financial instruments not carried at fair value on the condensed consolidated balance sheets:

		March 31, 2017		December 31, 2016
(In millions)	Fair Value Level	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets
Mortgage loans	3	$5,409	$5,555	$5,426	$5,560
Investment funds	NAV[1]	592	592	590	590
Policy loans	2	583	583	602	602
Funds withheld at interest	3	6,381	6,381	6,398	6,398
Other investments	3	82	82	81	81
Investments in related parties
Investment funds	NAV[1]	1,253	1,253	1,198	1,198
Other investments	3	238	265	237	262
Total assets not carried at fair value		$14,538	$14,711	$14,532	$14,691
Liabilities
Interest sensitive contract liabilities	3	$28,163	$27,469	$27,628	$26,930
Funds withheld liability	2	371	371	374	374
Total liabilities not carried at fair value		$28,534	$27,840	$28,002	$27,304

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

We estimate the fair value for financial instruments not carried at fair value using the same methods and assumptions as those we carry at fair value. The financial instruments presented above are reported at carrying value on the condensed consolidated balance sheets; however, in the case of policy loans, funds withheld at interest and liability, and other investments, the carrying amount approximates fair value.

Investment in related parties – Other investments – The fair value of related party other investments is determined using a discounted cash flow model using discount rates for similar investments.

Interest sensitive contract liabilities – The carrying and fair value of interest sensitive contract liabilities above includes fixed indexed and traditional fixed annuities without mortality or morbidity risks, funding agreements and payout annuities without life contingencies. The embedded derivatives within fixed indexed annuities without mortality or morbidity risks are excluded, as they are carried at fair value. The valuation of these investment contracts is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using current market risk-free interest rates, adding a spread to reflect our nonperformance risk and subtracting a risk margin to reflect uncertainty inherent in the projected cash flows.

6. Reinsurance

During the three months ended March 31, 2017, we novated certain open blocks of business ceded to Global Atlantic, in accordance with the terms of the coinsurance and assumption agreement. As a result of the novation, interest sensitive contract liabilities decreased $106 million, future policy benefits decreased $4 million, policy loans decreased $4 million, and reinsurance recoverable decreased $106 million.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

7. Deferred Acquisition Costs, Deferred Sales Inducements and Value of Business Acquired

The following represents a rollforward of deferred acquisition costs (DAC), deferred sales inducements (DSI) and value of business acquired (VOBA):

(In millions)	DAC	DSI	VOBA	Total
Balance at December 31, 2016	$1,142	$462	$1,336	$2,940
Additions	105	37	—	142
Amortization	(58)	(18)	(46)	(122)
Impact of unrealized investment (gains) losses	(27)	(13)	(45)	(85)
Balance at March 31, 2017	$1,162	$468	$1,245	$2,875

(In millions)	DAC	DSI	VOBA	Total
Balance at December 31, 2015	$705	$320	$1,627	$2,652
Additions	97	37	—	134
Amortization	(7)	(4)	(22)	(33)
Impact of unrealized investment (gains) losses	(7)	(4)	(38)	(49)
Balance at March 31, 2016	$788	$349	$1,567	$2,704

8. Common Stock

During the three months ended March 31, 2017, a total of 24,030,251 Class B shares were converted to Class A shares in connection with the distribution of Class B shares by AP Alternative Assets, L.P. to its unitholders, or in order to participate in the follow-on offering of our Class A shares, which was priced on March 28, 2017. We did not sell any shares in the offering.

Stock-based Compensation—Stock-based compensation was an expense of $13 million and a benefit of $15 million for the three months ended March 31, 2017, and 2016, respectively. The stock-based compensation benefit during the three months ended March 31, 2016 was a result of a reduction in the valuation of our Class A shares from $34.23 per share as of December 31, 2015, to $30.44 per share as of March 31, 2016, due to industry market movements. This resulted in a lower Class M share value at March 31, 2016, compared to December 31, 2015, and thus resulted in a benefit, primarily with respect to our performance-based M-1, M-2 and M-3 liability awards, which were remeasured to fair value each reporting period. As the performance-based M-1, M-2 and M-3 shares were fully vested in the third quarter of 2016, they are no longer subject to remeasurement.

As of March 31, 2017, the stock-based compensation plans had unrecognized compensation expense of $57 million. The cost is expected to be recognized over a weighted-average period of 1.3 years.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

9. Earnings Per Share

The following represents our basic and diluted earnings per share (EPS) calculations:

	Three months ended March 31, 2017
(In millions, except share and per share data)	Class A	Class B	Class M-1	Class M-2[2]
Net income available to AHL shareholders	$156	$221	$7	$—

Basic weighted average shares outstanding	78,246,213	110,772,123	3,452,402	42,267
Dilutive effect of stock compensation plans	3,051,380	—	—	971,427
Diluted weighted average shares outstanding	81,297,593	110,772,123	3,452,402	1,013,694

Earnings per share[1]
Basic	$2.00	$2.00	$2.00	$2.00
Diluted	$1.92	$2.00	$2.00	$0.08

[1] Calculated using whole figures.
[2] Net income available to AHL shareholders allocated to Class M-2 common shares rounded to $0 million for the three months ended March 31, 2017. However, earnings per share is calculated using whole figures.

	Three months ended March 31, 2016
(In millions, except share and per share data)	Class A	Class B
Net income available to AHL shareholders	$23	$62

Basic weighted average shares outstanding	50,028,933	135,963,975
Dilutive effect of stock compensation plans	52,832	—
Diluted weighted average shares outstanding	50,081,765	135,963,975

Earnings per share[1]
Basic	$0.46	$0.46
Diluted	$0.46	$0.46

[1] Calculated using whole figures.

We use the two-class method for allocating net income available to AHL shareholders to each class of our common stock. Our Class M shares do not become eligible to participate in dividends until a return of investment (ROI) condition has been met for each class. Once eligible, each class of our common stock has equal dividend rights. Prior to the fourth quarter of 2016, the ROI condition had not been met for any of our Class M shares and as a result, no earnings were attributable to those classes. In conjunction with our IPO in the fourth quarter of 2016, the ROI condition for Class M-1 was met, and the ROI condition for Class M-2 was subsequently met on March 28, 2017. For purposes of calculating basic weighted average shares outstanding and the allocation of basic income, shares are deemed to be participating in earnings for only the portion of the period after the condition is met. However, as shares are considered dilutive as of the beginning of the period, the resulting diluted EPS is comparatively lower if the ROI condition is met after the beginning of the period than it would have been had the ROI condition been met at the beginning of the period.

Class M-3 and Class M-4 shares remained ineligible for dividends as of March 31, 2017; however, on April 20, 2017, the ROI condition was met for Class M-3 and Class M-4 shares. The basic EPS calculations above reflect only those classes of stock eligible to participate in earnings during each respective period.

Dilutive shares are calculated using the treasury stock method. For Class A common shares, this method takes into account shares that can be settled into Class A common shares, net of a conversion price.

The diluted EPS calculation for Class A shares excluded 94,429,888 and 152,766,540 shares, RSUs and options outstanding as of March 31, 2017 and 2016, respectively. The excluded shares as of March 31, 2017 were comprised of 91,666,275 shares considered antidilutive and 2,763,613 shares for which a performance condition had not been met. The excluded shares as of March 31, 2016 were comprised of 135,963,975 shares considered antidilutive and 16,802,565 shares for which issuance restrictions had not been satisfied as of the end of the period.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

10. Accumulated Other Comprehensive Income
The following is a detail of AOCI:

(In millions)	March 31, 2017	December 31, 2016
AFS securities	$1,473	$972
DAC, DSI, VOBA, future policy benefits and dividends payable to policyholders adjustments on AFS securities	(490)	(408)
Noncredit component of OTTI losses on AFS securities	(16)	(17)
Hedging instruments	5	10
Pension adjustments	(4)	(4)
Foreign currency translation adjustments	(10)	(12)
Accumulated other comprehensive income, before taxes	958	541
Deferred income tax liability	(285)	(174)
Accumulated other comprehensive income	$673	$367

Changes in AOCI are presented below:

	Three months ended March 31,
(In millions)	2017	2016
Unrealized gains (losses) on AFS securities
Unrealized holding net gains arising during the period	$516	$545
Change in DAC, DSI, VOBA, future policy benefits and dividends payable to policyholders adjustment	(82)	(264)
Less: Reclassification adjustment for gains (losses) realized in net income[1]	15	(22)
Less: Income tax expense	113	105
Change in unrealized net gains on AFS securities	306	198
Noncredit component of OTTI losses on AFS securities
Noncredit component of OTTI losses on AFS securities recognized during the period	1	(12)
Less: Income tax expense (benefit)	—	(4)
Change in noncredit component of OTTI losses on AFS securities	1	(8)
Unrealized gains (losses) on hedging instruments
Change in hedging instruments during the period	(5)	(10)
Less: Income tax benefit	(2)	(3)
Change in hedging instruments	(3)	(7)
Pension adjustments during the period	—	(1)
Foreign currency translation adjustments during the period	2	3
Change in AOCI	$306	$185

[1] Recognized in investment related gains (losses) on the condensed consolidated statements of income.

11. Income Taxes

Our effective tax rates were 5% and 0% for the three months ended March 31, 2017, and 2016, respectively. Our effective tax rates may vary year-to-year depending upon the relationship of income and loss subject to tax compared to consolidated income and loss before income taxes.

Under current Bermuda law, we are not required to pay any taxes in Bermuda on either income or capital gains. We have received an undertaking from the Minister of Finance in Bermuda that, in the event of any such taxes being imposed, we will be exempted from taxation until the year 2035.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

12. Related Parties

Athene Asset Management

Investment related expenses – Substantially all of our investments, with the exception of the investments of ADKG, are managed by Athene Asset Management, L.P. (AAM), a subsidiary of AGM. AAM provides direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services for our investment portfolio, including investment compliance, tax, legal and risk management support. As of March 31, 2017, AAM directly managed $54,539 million of our investment portfolio assets, of which 86% are rated one or two by the National Association of Insurance Commissioners (NAIC). For certain assets which require specialized sourcing and underwriting capabilities, AAM has chosen to mandate sub-advisors rather than building out in-house capabilities. For the services related to these investments, AAM earns a fee of 0.40% per year, subject to certain discounts, on all assets managed in accounts owned by or related to us, including sub-advised assets, but excluding assets of ADKG and certain other limited exceptions. Additionally, AAM recharges the sub-advisory fees it incurs with respect to our sub-advised assets to us.

AAM has entered into a Master Sub-Advisory Agreement (MSAA) with certain Apollo affiliates to sub-advise AAM with respect to a portion of our assets, with the fees recharged to us, in addition to the gross fee of 0.40% per year paid to AAM as described above. The MSAA covers services rendered by Apollo-affiliated sub-advisors relating to the following investments:

(In millions, except for percentages)	March 31, 2017	December 31, 2016
Fixed maturity securities
U.S. state, municipal and political subdivisions	$—	$5
Foreign governments	156	149
Corporate	2,279	2,032
CLO	4,933	4,727
ABS	887	911
CMBS	947	975
Mortgage loans	1,713	1,767
Investment funds	24	23
Trading securities	111	126
Funds withheld at interest	1,752	1,682
Other investments	82	81
Total assets sub-advised by Apollo affiliates	$12,884	$12,478
Percent of assets sub-advised by Apollo affiliates to total AAM-managed assets	19%	19%

In the first quarter 2017, we announced an agreement to amend certain fee arrangements we have in place with AAM and Apollo relating to investment management fees and sub-advisory fees that are paid by us to AAM and Apollo. More specifically, we and Apollo have agreed to enter into a revised fee agreement, which provides for, among other things, a fee of 0.30% per year (reduced from 0.40% per year) on all assets that Apollo manages in accounts owned by us in the U.S. and Bermuda or in accounts supporting reinsurance ceded to our U.S. and Bermuda subsidiaries by third-party insurers (North American Accounts) in excess of $65,846 million (the level of assets in the North American Accounts as of December 31, 2016). The fee to be paid by us to Apollo on the first $65,846 million of assets in the North American Accounts remains 0.40% per year, subject to certain discounts and exceptions.

In addition, we and Apollo have also agreed to amend the sub-advisory agreements that are in place with Apollo, whereby, with limited exceptions, Apollo will earn 0.40% per year on all assets in the North American Accounts explicitly sub-advised by Apollo up to $10,000 million, 0.35% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $10,000 million up to $12,441 million (the level of fee-paying sub-advised assets in the North American Accounts at December 31, 2016), 0.40% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $12,441 million up to $16,000 million and 0.35% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $16,000 million.

The amendments to the investment management fees and sub-advisory fees are subject to the approval by our shareholders at our 2017 annual general meeting of shareholders of certain amendments to our bye-laws relating to the term and termination of the investment management agreements between us and Apollo. However, upon such shareholder approval, the amendments to the investment management fees and sub-advisory fees will be effective retroactive to January 1, 2017.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Apollo Asset Management Europe

ADKG has an investment advisory agreement with Apollo Asset Management Europe (together with certain of its affiliates, AAME), also a subsidiary of AGM. AAME provides advisory services for all of ADKG's investment portfolio other than operating cash, mortgage loans secured by residential and commercial properties that are not identified and advised by AAME, and assets related to unit-linked policies. Also excluded are assets held in German special investment funds managed or advised by Apollo, AAM and any of the respective affiliates of Apollo, AAM or AAME, to the extent the entity receives a management or advisory fee in connection with the fund. In providing these services, AAME has access to Apollo's European expertise and capabilities. The ADKG investments sub-advised by AAME consist primarily of corporate and sovereign bonds, as compared to the more diverse range of assets managed by AAM or those held in the German special investment funds. As compensation for the investment advisory services rendered, AAME receives a fee of 0.10% per year on the assets it sub-advises. Affiliates of AAME receive an advisory fee of 0.35% per year on certain German special investment funds and our investment in a sub-fund of Apollo Capital Efficient Fund I (ACE fund), as well as a pro rata share of operating expenses up to 0.30% on the ACE fund. As of March 31, 2017 and December 31, 2016, the German special investment funds totaled $449 million and $258 million, respectively and the ACE fund totaled $87 million and $84 million, respectively. The fees incurred for management of these funds are included in sub-advisory fees in the table below.

The following represents the assets sub-advised by AAME:

(In millions)	March 31, 2017	December 31, 2016
Fixed maturity securities
Foreign governments	$1,848	$2,062
Corporate	1,475	1,567
Equity securities	259	187
Investment funds	33	34
Policy loans	6	6
Real estate	553	541
Other investments	154	153
Cash and cash equivalents	26	25
Total assets sub-advised by AAME	$4,354	$4,575

The following summarizes the asset management fees and sub-advisory fees we have incurred related to AAM, AAME and other Apollo affiliates:

	Three months ended March 31,
(In millions)	2017	2016
Asset management fees	$62	$58
Sub-advisory fees	16	23

The management and sub-advisory fees are included within net investment income on the condensed consolidated statements of income. The management fees payable as of March 31, 2017 and December 31, 2016, were $31 million and $28 million, respectively. The sub-advisory fees payable as of March 31, 2017 and December 31, 2016, were $16 million and $11 million, respectively. Both the management and sub-advisory fees payables are included in other liabilities on the condensed consolidated balance sheets.

The investment management or advisory agreements with AAM or AAME have no stated term and any party can terminate upon notice. However, our bye-laws provide that we will not exercise our termination rights under the agreements, except that any agreement may only be terminated on October 31, 2018, or any third anniversary thereafter. Any termination on that date without cause requires (1) approval of our board of directors and the holders of our common shares that hold a majority of total voting power (giving effect to the voting allocation provisions set forth in our bye-laws) and (2) six months' prior written notice to AAM or AAME of termination. We may terminate the investment management or advisory agreements for cause, with the approval of our board of directors.

We have a management investment committee, which includes members of our senior management and reports to the risk committee of our board of directors. The committee focuses on strategic decisions involving our investment portfolio, such as approving investment limits, new asset classes and our allocation strategy, reviewing large asset transactions, as well as monitoring our credit risk, and the management of our assets and liabilities.

A significant voting interest in the Company is held by shareholders who are members of the Apollo Group, as defined in our bye-laws. Also, James Belardi, our Chief Executive Officer, is also an employee of, and receives substantial remuneration from acting as Chief Executive Officer of, AAM, and owns a 5% profits interest in AAM. Additionally, five of the twelve members of our board of directors are employees of or consultants to Apollo (including Mr. Belardi). In order to protect against potential conflicts of interest resulting from transactions into which we have entered and will continue to enter into with the Apollo Group, our bye-laws created a conflicts committee consisting of three of our directors who are not officers or employees of any member of the Apollo Group. The conflicts committee reviews and a majority of the committee members must approve material transactions between us and the Apollo Group, subject to certain exceptions.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

Other related party transactions—We have a loan purchase agreement with AmeriHome Mortgage Company, LLC (AmeriHome), an investee of A-A Mortgage, an equity method investee. The agreement allows us to purchase residential mortgage loans which they have purchased from correspondent sellers and pooled for sale in the secondary market. AmeriHome retains the servicing rights to the sold loans. We purchased $1 million and $15 million of residential mortgage loans under this agreement during the three months ended March 31, 2017 and 2016, respectively.

13. Commitments and Contingencies

Contingent Commitments—We had commitments to make investments, primarily capital contributions to investment funds, of $1,140 million and $962 million as of March 31, 2017 and December 31, 2016, respectively. We expect most of our current commitments will be invested over the next five years; however, these commitments could become due any time upon counterparty request.

Funding Agreements—We are a member of the Federal Home Loan Bank (FHLB) of Indianapolis and Des Moines. Through membership, we have issued funding agreements with a carrying value of $459 million and $691 million as of March 31, 2017 and December 31, 2016, respectively, to the FHLB in exchange for cash advances. The decrease in carrying value during the three months ended March 31, 2017 was a result of maturities and payments on the outstanding funding agreements. We are required to provide collateral in excess of the funding agreements, considering any discounts to the securities posted and prepayment penalties.

We have a funding agreement backed notes (FABN) program, which allows Athene Global Funding, a special purpose, non-affiliated statutory-trust to offer up to $5 billion of its senior secured medium-term notes. Athene Global Funding uses the net proceeds from each sale to purchase one or more funding agreements from us. Funding agreements issued under this program have a carrying value of $896 million and $246 million as of March 31, 2017 and December 31, 2016, respectively. The increase in carrying value during the first quarter of 2017 was a result of additional issuances of $650 million under this program.

Pledged Assets and Funds in Trust (Restricted Assets)—The total restricted assets included on the condensed consolidated balance sheets are as follows:

(In millions)	March 31, 2017	December 31, 2016
AFS securities
Fixed maturity	$1,505	$1,535
Equity	31	40
Investment funds	24	25
Mortgage loans	911	1,003
Short-term investments	13	15
Restricted cash	73	57
Total restricted assets	$2,557	$2,675

The restricted assets are primarily a result of the FHLB funding agreements described above. Additionally, we have established reinsurance trusts of assets in accordance with coinsurance agreements, which are typically based on corresponding statutory reserves.

Litigation, Claims and Assessments—On June 12, 2015, Don Hudson, on behalf of himself and others similarly situated, filed a putative class action complaint in the United States District Court, Northern District of California against us. The complaint, which is similar to complaints recently filed against other large insurance companies, primarily alleges that captive reinsurance and other transactions had the effect of misrepresenting the financial condition of Athene Annuity and Life Company (AAIA). The complaint purports to be brought on behalf of a class of purchasers of annuity products issued by AAIA between 2007 and the present and asserts claims against AHL, ALRe, AUSA and AAIA in addition to Apollo and AAM. There are also various allegations related to the purchase of Aviva USA and concerning entry into a modco transaction with ALRe in October 2013. The suit asserts claims of violation of the Racketeer Influenced and Corrupt Organizations Act and seeks compensatory damages, trebled, in an amount to be determined, costs and attorneys' fees. On March 25, 2016, the matter was transferred to the United States District Court, Southern District of Iowa (S.D. IA Court). On May 25, 2016, the court granted plaintiff’s motion to file an amended complaint dropping plaintiff Silva and defendant Aviva plc. We moved to dismiss that complaint on June 30, 2016, and the motion was fully briefed as of September 8, 2016. On November 14, 2016, the court stayed consideration of the motion to dismiss pending a ruling from the United States Court of Appeals for the Eighth Circuit in a similar case which will likely affect the disposition of our motion. See Ludwick v. Harbinger Grp., Inc., 161 F. Supp. 3d 769 (W.D. Mo. 2016), appeal docketed, No. 16-1561 (8th Cir.). On April 13, 2017, the Eighth Circuit affirmed the district court's dismissal of the claims in Ludwick, and Athene has advised the S.D. IA Court. We believe we have meritorious defenses to the claims set forth in the amended complaint and intend to vigorously defend the litigation and, as mentioned, have sought dismissal of the amended complaint. In light of the inherent uncertainties involved in this matter, reasonably possible losses, if any, cannot be estimated at this time.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

On July 27, 2015, John Griffiths, on behalf of himself and others similarly situated, filed a putative class action complaint in the United States District Court, District of Massachusetts, against us. An amended complaint was filed on December 18, 2015. The complaint asserts claims against AHL, AAIA and Athene London Assignment Corporation (Athene London), in addition to an Aviva defendant. AHL is a named defendant due to its purchase of Aviva USA, and AAIA and Athene London are named as successors to Aviva Life Insurance Company and Aviva London Assignment Corporation, respectively. The complaint alleges a putative class action on behalf of all persons who are the beneficial owners of assets which were used to purchase structured settlement annuities that Aviva Life Insurance Company, Aviva London Assignment Corporation, and Aviva International Insurance Limited (Aviva Entities) or their predecessors, as applicable, delivered to purchasers on or after April 1, 2003. The complaint alleges that the Aviva Entities sold structured settlement annuities to the public on the basis that such products were backed by a capital maintenance agreement by Aviva International Insurance Limited or its predecessor, which was alleged as a source of great financial strength. The complaint further alleges that the Aviva Entities used this capital maintenance agreement to enhance the sales volume and raise the price of the annuities. The complaint claims that, as a result of Aviva USA’s sale to AHL, the capital maintenance agreement terminated. According to the complaint, no notice was provided to the owners of the structured settlement annuities and the termination of the capital maintenance agreement constituted a breach of contract, and the plaintiff further asserts other causes of action. The defendants have answered and are engaged in the discovery process. We believe that we have meritorious defenses to the claims set forth in the complaint and intend to vigorously defend the litigation. In light of the inherent uncertainties involved in this matter, reasonably possible losses, if any, cannot be estimated at this time.

The Internal Revenue Service (IRS) has completed its examinations of the 2006 through 2010 Aviva USA tax years. Aviva USA agreed to all adjustments that were proposed with respect to those tax years with two exceptions: (1) AAIA’s treatment of call options used to hedge fixed indexed annuity (FIA) liabilities for the tax years 2008–2010 and (2) the disallowance of offsetting tax deductions taken by AAIA and taxable income reported by the non-life subgroup with respect to unpaid independent marketing organization commissions. The first adjustment to which Aviva USA did not agree would disallow deductions of $191 million, $154 million and $76 million for 2008, 2009 and 2010, respectively. The second adjustment to which Aviva USA did not agree would increase non-life net operating losses and decrease AAIA net operating losses by $16 million in each of 2009 and 2010. Taxes, penalties and interest with respect to these two issues for the years under audit are subject to indemnification by Aviva plc under the Stock Purchase Agreement (SPA) between Aviva plc and AHL, dated December 21, 2012 assuming the SPA requirements are satisfied. Athene USA has been unable to negotiate a favorable settlement of this issue with the IRS, and intends to contest the adjustment in federal court. If the IRS position is upheld in federal court, Athene USA expects that it would owe tax of $120 million, plus interest, for tax years ending on or before October 2, 2013, which are subject to indemnification by Aviva plc as described above.

The IRS also recently completed its examination of the 2011 through 2012 Aviva USA tax years, proposing adjustments that would increase taxable income by approximately $16 million in the aggregate for these two tax years. Athene USA agreed to all adjustments that were proposed with respect to those tax years except for adjustments relating to the same two issues that were not agreed to during the prior examination as discussed above. The first adjustment to which Athene USA did not agree would disallow deductions of $16 million in 2011 and increase deductions by $12 million in 2012. The second adjustment to which Athene USA did not agree would increase non-life net operating losses and decrease AAIA net operating losses by $15 million in 2011 and $12 million in 2012. Taxes, penalties and interest with respect to these two tax years are subject to indemnification by Aviva plc under the SPA, assuming the SPA requirements are satisfied. The treatment of FIA hedges is a recurring issue as to the timing of the related deductions and could affect the current income tax incurred in periods after October 2, 2013, which are not subject to indemnification by Aviva plc. Given that the disallowance of a deduction in one period results in an increased deduction in a future period, we do not expect that there will be any material impact to our financial condition resulting from this issue.

In 2000 and 2001, two insurance companies which were subsequently merged into AAIA purchased from American General Life Insurance Company (American General) broad based variable corporate-owned life insurance (COLI) policies that, as of March 31, 2017, had an asset value of $333 million, and is included in other assets on the condensed consolidated balance sheets. In January 2012, the COLI policy administrator delivered to AAIA a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (ZC Trust) had unilaterally implemented changes set forth in the supplement that if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, AAIA filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has been triggered and we will pursue further adjudication. If the supplement is ultimately deemed to be effective, the purported changes to the policies could impair AAIA’s ability to access the value of guarantees associated with the policies. The value of the guarantees included within the asset value reflected above are $160 million as of March 31, 2017.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

14. Segment Information

We operate our core business strategies out of one reportable segment, Retirement Services. In addition to Retirement Services, we report certain other operations in Corporate and Other.

Retirement Services—Retirement Services is comprised of our United States and Bermuda operations which issue and reinsure retirement savings products and institutional products. Retirement Services has retail operations, which provide annuity retirement solutions to our policyholders. Retirement Services also has reinsurance operations, which reinsure multi-year guaranteed annuities, fixed indexed annuities, traditional one-year guarantee fixed deferred annuities, immediate annuities and institutional products from our reinsurance partners. In addition, our funding agreements are included in our Retirement Services segment.

Corporate and Other—Corporate and Other includes certain other operations related to our corporate activities and our German operations, which is primarily comprised of participating long-duration savings products. In addition to our German operations, included in Corporate and Other are corporate allocated expenses, merger and acquisition costs, debt costs, certain integration and restructuring costs, certain stock-based compensation and intersegment eliminations. In Corporate and Other we also hold capital in excess of the level of capital we hold in Retirement Services to support our operating strategy.

Financial Measures—Segment operating income, net of tax, is an internal measure used by the chief operating decision maker to evaluate and assess the results of our segments.

Operating revenue is a component of operating income, net of tax, and excludes market volatility and adjustments for other non-operating activity. Our operating revenue equals our total revenue, adjusted to eliminate the impact of the following non-operating adjustments:

•	Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets;

•	Investment gains (losses), net of offsets;

•	VIE expenses and noncontrolling interest; and

•	Other adjustments to revenues.

The table below reconciles segment operating revenues to total revenues presented on the condensed consolidated statements of income:

	Three months ended March 31,
(In millions)	2017	2016
Operating revenue by segment
Retirement Services	$888	$788
Corporate and Other	68	31
Total segment operating revenues	956	819
Non-operating adjustments
Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets	536	(120)
Investment gains (losses), net of offsets	125	18
VIE expenses and noncontrolling interest	—	4
Other adjustments to revenues	2	1
Total non-operating adjustments	663	(97)
Total revenues	$1,619	$722

Operating income, net of tax, is an internal measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our operating income, net of tax, equals net income available to AHL's shareholders adjusted to eliminate the impact of the following non-operating adjustments:

•	Investment gains (losses), net of offsets;

•	Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets;

•	Integration, restructuring and other non-operating expenses;

•	Stock-based compensation, excluding LTIP; and

•	Income tax (expense) benefit – non-operating.

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

The table below reconciles segment operating income, net of tax, to net income available to Athene Holding Ltd. shareholders presented on the condensed consolidated statements of income:

	Three months ended March 31,
(In millions)	2017	2016
Operating income, net of tax by segment
Retirement Services	$275	$197
Corporate and other	(9)	(45)
Total segment operating income, net of tax	266	152
Non-operating adjustments
Investment gains (losses), net of offsets	57	(21)
Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets	94	(69)
Integration, restructuring and other non-operating expenses	(9)	(1)
Stock-based compensation, excluding LTIP	(10)	15
Income tax (expense) benefit – non-operating	(14)	9
Total non-operating adjustments	118	(67)
Net income available to Athene Holding Ltd. shareholders	$384	$85

The following represents total assets by segment:

(In millions)	March 31, 2017	December 31, 2016
Total assets by segment
Retirement Services	$81,800	$79,298
Corporate and Other	7,393	7,401
Total assets	$89,193	$86,699

15. Subsequent Events

In connection with the reissuance of the condensed consolidated financial statements, we have evaluated subsequent events through June 13, 2017, the date the condensed consolidated financial statements were available to be reissued.

On April 14, 2017, in connection with a private offering, AGER Bermuda Holding Ltd. (AGER), a Bermuda domiciled holding company and the holding company of ADKG, entered into subscription agreements with AHL, certain affiliates of AGM and a number of other third-party investors pursuant to which AGER secured commitments from such parties to purchase new common shares in AGER (AGER Offering). AHL's capital commitment includes the valuation of the AGER Group (comprised of our European operations which includes ADKG) at approximately €90 million, which also approximates our invested capital in the AGER Group. Additionally, AHL has committed to purchase an additional €285 million of common shares (which may be reduced to €260 million if certain conditions are met), as well as an additional profits interest in securities which, upon meeting certain vesting triggers, will be convertible into additional common shares.

Upon closing of the AGER Offering, the aggregate voting power held by AHL in AGER will be reduced to 10%. The completion of the AGER Offering is conditioned upon obtaining certain regulatory approvals, and other customary terms and conditions. We expect that AGER's initial material capital call will result in the issuance by AGER of new common shares to affiliates of Apollo and other third-party investors, such that our interest in the AGER Group will be reduced so the AGER Group will be held as an investment rather than a consolidated subsidiary of AHL.

The valuation of the AGER Group was fixed at €90 million as of April 14, 2017, and is unaffected by any profit or loss or other increase or decrease in value of the AGER Group during the period between April 14, 2017 and the date on which the AGER Group is deconsolidated, which we expect to be nine months or longer. As a result, to the extent that our invested capital and/or the fair value of our AGER Group increases or decreases during such time period, we may incur a gain or loss upon deconsolidation.

We also expect AAME to continue to act as investment adviser in regards to the investment portfolio of the AGER Group, though the services provided and fees charged may differ from the existing arrangement.

Events Subsequent to the Original Issuance of the Condensed Consolidated Financial Statements—Following shareholder approval of an amendment to our bye-laws, on June 8, 2017, we entered into a Fifth Amended and Restated Fee Agreement, effective January 1, 2017, between us and AAM, and AAM entered into certain amendments to the MSAA, as described in Note 12 – Related Parties.

Employee Stock Purchase Plan – On June 7, 2017, the shareholders voted to approve our 2017 Employee Stock Purchase Plan (ESPP) and the reservation of 3,800,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow us to provide our eligible employees and employees of our participating affiliates with the opportunity to purchase our Class A common shares at a discount from the then current market

ATHENE HOLDING LTD.
Notes to Condensed Consolidated Financial Statements (Unaudited)

price through payroll deductions. Pursuant to the plan, employees are permitted to purchase shares at a price equal to 85% of fair value for such shares as determined by reference to the closing price of our Class A common shares on the New York Stock Exchange on the last day of such offering period. As of the date the condensed consolidated financial statements were available to be reissued, no shares have yet been offered under the ESPP.

Hudson Litigation – On May 11, 2017, the putative class action complaint filed by Don Hudson, on behalf of himself and others similarly situated, against us was dismissed in a written decision by the S.D. IA Court. Although plaintiff has a right to appeal the dismissal, in a similar case on April 13, 2017, the Eight Circuit affirmed the district court’s dismissal of the claims in Ludwick v. Harbinger Grp., Inc. We believe we have meritorious defenses to the claims set forth in the amended complaint and intend to vigorously defend any appeal and the litigation.